As filed with the Securities and Exchange Commission on April 30, 1999.

                                                    File No.  811-6648
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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 8

                                       TO

                                    FORM N-1A

                             REGISTRATION STATEMENT

                    UNDER THE INVESTMENT COMPANY ACT OF 1940

                                 BOND PORTFOLIO
               (Exact Name of Registrant as Specified in Charter)

                       P.O. Box 7177, 6000 Memorial Drive
                               Dublin, Ohio 43017

                    (Address of Principal Executive Offices)

        Registrant's Telephone Number, including Area Code: 614-766-7000

     Donald F. Meeder, P.O. Box 7177, 6000 Memorial Drive, Dublin, OH 43017
                     (Name and Address of Agent for Service)

                                    Copy to:
                                 James B. Craver
                                  P. O. Box 811
                              Dover, MA 02030-0811

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





                                EXPLANATORY NOTE

     This Amendment to the Registration Statement of Bond Portfolio has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests will be offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                                     PART A

     Responses to Items 1 through 3 have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT.

     Bond Portfolio (the "Portfolio") is a diversified, open-end management investment company which was organized as a trust under the laws of the State of New York on November 1, 1991.

     Beneficial interests in the Portfolio are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.


     The Portfolio's investment adviser is R. Meeder & Associates, Inc. (the "Adviser"). The Portfolio seeks to maximize current income through investment in:

     o securities which are issued, or guaranteed as to principal and interest, by the U.S. government or any of its agencies or instrumentalities and

     o    repurchase agreements involving these U.S. government securities

     Normally, the Portfolio invests at least 65% of the value of its assets in U.S. government debt securities. The Portfolio may invest in U.S. Treasuries; agency securities such as Ginnie Maes, Sally Maes, Fanny Maes and Freddie Macs; and repurchase agreements involving these securities.

     The Portfolio may invest in U.S. government securities having any maturity. Normally, the Portfolio will invest in 10-year U.S. government securities if the adviser believes the risk/reward relationship of the bond market is positive. The Portfolio will invest in short-term U.S. government securities or money market securities when the adviser believes the risk/reward relationship of the bond market is negative. If the adviser believes that long-term interest rates are significantly greater than inflation, the Portfolio may invest in U.S. government securities with maturities as long as 30 years.

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     When analyzing the market for U.S. government securities, the adviser monitors the following indicators:

     o momentum - the trend of U.S. government securities prices compared to moving averages

     o real interest rates - the 10-year Treasury bond yield compared to the rate of inflation

     o yield spread - the 10-year Treasury bond yield as compared to the 90-day Treasury bill yield

     The Portfolio may invest in "traditional" derivatives, such as financial futures contracts and related options as a hedge against changes, resulting from market conditions, in the value of securities held or intended to be held by the Portfolio.

     Under normal circumstances, at least 65% of the value of the Portfolio's total assets will be invested in U.S. government debt securities.

     The U.S. government securities in which the Portfolio invests are either issued or guaranteed by the U.S. government, its agencies, or instrumentalities. These securities are limited to:

     o direct obligations of the U.S. Treasury, such as U.S. Treasury bills, notes, and bonds;

     o notes, bonds, and discount notes of U.S. government agencies or instrumentalities, such as: the Farm Credit System, including the National Bank for Cooperatives, Farm Credit Banks, and Banks for Cooperatives; Farmers Home Administration; Federal Home Loan Banks; Federal Home Loan Mortgage Corporation; Federal National Mortgage Association; Government National Mortgage Association; and Student Loan Marketing Association; and

     o repurchase agreements relating to any of the foregoing U.S. government securities.

     Some obligations issued or guaranteed by agencies or instrumentalities of the U.S. government, such as Government National Mortgage Association participation certificates, are backed by the full faith and credit of the U.S. Treasury. No assurance can be given that the U.S. government will provide financial support to other agencies or instrumentalities, since it is not obligated to do so. These agencies and instrumentalities are supported by:

     o the issuer's right to borrow an amount limited to a specific line of credit from the U.S. Treasury;

     o discretionary authority of the U.S. government to purchase certain obligations of an agency or instrumentality; or

     o    the credit of the agency or instrumentality.

     The Portfolio will invest in U.S. government securities of varying maturities. Normally, the Portfolio will invest in 10-year U.S. government securities if the adviser believes the risk/reward relationship of the bond market is positive. The Portfolio will invest in short-term U.S. government securities or money market securities when the adviser believes the risk/reward relationship of the bond market is negative. If the Portfolio's adviser believes that long-term interest rates are significantly greater than inflation, the Portfolio may invest in U.S. government securities with maturities as long as 30 years.

     The Portfolio's adviser believes the appropriate way to defend assets against shifts in interest rates is to be invested in short-term U.S. government securities only when it believes that the risk/reward relationship of the bond market is negative. To determine the maturities of U.S. government securities for purchase, the Manager monitors the following indicators:

     o Momentum - the trend of U.S. government securities prices versus various moving averages

     o Real Rates - the 10-year treasury bond yield as compared to inflation and

     o Yield Spread - the 10-year treasury bond yield as compared to the 90-day T-bill yield.


     Information concerning the selection of money market instruments and bonds is set forth in Part B of this Registration Statement.

HEDGING STRATEGIES

     Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. Financial futures contracts or related options used by a Portfolio to implement its hedging strategies are considered derivatives. The value of derivatives can be affected significantly by even small market movements, sometimes in unpredictable ways. They do not necessarily increase risk, and may in fact reduce risk.

     The Portfolio may engage in hedging transactions in carrying out its investment policies. A hedging program may be implemented for the following reasons: (1) To protect the value of specific securities owned or intended to be purchased while the Adviser is implementing a change in the Portfolio's investment position; (2) To protect portfolio values during periods of extraordinary risk without incurring transaction costs associated with buying or selling actual securities; and (3) To utilize the "designated hedge" provisions of Subchapter M of the Internal Revenue Code as a permitted means of avoiding taxes that would otherwise have to be paid on gains from the sale of portfolio securities.

     A hedging program involves entering into an "option" or "futures" transaction in lieu of the actual purchase or sale of securities. At present, government securities such as Treasury bonds and notes are among debt securities currently covered by futures contracts.

     The Portfolio will not engage in transactions in financial futures contracts or related options for speculation but only as a hedge against changes in the market value of securities held or intended for purchase, and where the transactions are economically appropriate to the reduction of risks inherent in the ongoing management of the Portfolio.

     For certain regulatory purposes, the Commodity Futures Trading Commission ("CFTC") limits the types of futures positions that can be taken in conjunction with the management of a securities portfolio for management investment companies, such as the Bond Portfolio. All futures transactions for the Portfolio will consequently be subject to the restrictions on the use of futures contracts established in CFTC rules, such as observation of the CFTC's definition of "hedging". In addition, whenever the Portfolio establishes a long futures position, it will set aside cash or cash equivalents equal to the underlying commodity value of the long futures contracts held by the Portfolio. Although all futures contracts involve leverage by virtue of the margin system applicable to trading on futures exchanges, the Portfolio will not, on a net basis, have leverage exposure on any long futures contracts that it establishes because of the cash set aside requirement. All futures transactions can produce a gain or a loss when they are closed, regardless of the purpose for which they have been established. Unlike short futures contracts positions established to protect against the risk of a decline in value of existing securities holdings, the long futures positions established by the Portfolio to protect against reinvestment risk are intended to protect the Portfolio against the risks of reinvesting portfolio assets that arise during periods when the assets are not fully invested in securities.

     The Portfolio may not purchase or sell futures or purchase related options if immediately thereafter the sum of the amount of margin deposits on the Portfolio's existing futures positions and premiums paid for related options would exceed 5% of the market value of the Portfolio's total assets.

     The Portfolio expects that any gain or loss on hedging transactions will be substantially offset by any gain or loss on the securities underlying the contracts or being considered for purchase.

ITEM 5.  MANAGEMENT OF THE PORTFOLIO.


     The Portfolio's Board of Trustees provides broad supervision over the affairs of the Portfolio. The address of the Adviser is P.O. Box 7177, 6000 Memorial Drive, Dublin, Ohio 43017. A majority of the Portfolio's Trustees are not affiliated with the Adviser. Firstar, N.A., Cincinnati ("Firstar") is the Portfolio's custodian and Mutual Funds Service Co. is the Portfolio's transfer agent and dividend paying agent. The address of the custodian is 425 Walnut Street, Cincinnati, Ohio 45202 and the address of Mutual Funds Service Co. is 6000 Memorial Drive, Dublin, Ohio 43017.


     The Portfolio has not retained the services of a principal underwriter or distributor, as interests in the Portfolio are offered solely in private placement transactions.

     The Adviser has been an adviser to individuals and retirement plans since 1974 and has served as investment adviser to registered investment companies since 1982. The Adviser serves the Portfolio pursuant to an Investment Advisory Agreement under the terms of which it has agreed to provide an investment program within the limitations of the Portfolio's investment policies and restrictions, and to furnish all executive, administrative, and clerical services required for the transaction of Portfolio business, other than accounting services and services which are provided by the Portfolio's custodian, transfer agent, independent accountants and legal counsel.


     The Adviser was incorporated in Ohio in 1974 and maintains its principal offices at 6000 Memorial Drive, Dublin, Ohio 43017. The Adviser is a wholly-owned subsidiary of Muirfield Investors, Inc. ("MII"). MII is controlled by Robert S. Meeder, Sr. through the ownership of voting common stock. MII conducts business only through its subsidiaries which are the Adviser; Mutual Funds Service Co.; Adviser Dealer Services, a registered broker-dealer; Opportunities Management Co., a venture capital investor; Meeder Advisory Services, Inc., a registered investment adviser; and OMCO, Inc., a registered commodity trading adviser and commodity pool operator.

     The Adviser's officers and directors, their principal offices, are as follows: Robert S. Meeder, Sr., Chairman and Sole Director; Robert S. Meeder, Jr., President and Treasurer; Philip A. Voelker, Senior Vice President and Chief Investment Officer; Donald F. Meeder, Vice President and Secretary; Thomas E. Line, Chief Operating Officer; Michael J. Sullivan, Vice President of Sales and Marketing; and Wesley F. Hoag, Vice President and General Counsel.


     Joseph A. Zarr is the portfolio manager primarily responsible for the day-to-day management of the Bond Portfolio. Mr. Zarr was the portfolio manager of the Short-Term Global Portfolio from May of 1992 until May of 1996. Mr. Zarr is also a portfolio manager for the Adviser. He has been associated with the Adviser since 1991. Mr. Zarr has been a licensed stockbroker since 1978.

     The Adviser earns an annual fee, payable in monthly installments, at the rate of 0.40% of the first $100 million and 0.20% in excess of $100 million of the Portfolio's average net assets.


     Accounting, transfer agency and dividend disbursing services are provided to the Portfolio by Mutual Funds Service Co., a wholly-owned subsidiary of MII. The minimum annual fee for all such services for the Portfolio is $7,500. Subject to the minimum fee, the Portfolio's annual fee, payable monthly, is computed at the rate of 0.15% of the first $10 million, 0.10% of the next $20 million, 0.02% of the next $50 million and 0.01% in excess of $80 million of the Portfolio's average net assets. For the year ended December 31, 1998, total payments from the Portfolio to Mutual Fund Service Co. amounted to $50,844.


                          TRANSFER AGENT AND CUSTODIAN


     The Portfolio has entered into an Administration and Accounting Services Agreement with Mutual Funds Service Co. pursuant to which Mutual Funds Service Co. acts as transfer agent for the Portfolio, maintains an account for each investor in the Portfolio, performs other transfer agency functions, and acts as dividend disbursing agent for the Portfolio. Pursuant to a Custody Agreement, Firstar acts as the custodian of the Portfolio's assets. See Part B for more detailed information concerning custodial arrangements.


                                    EXPENSES

     The expenses of the Portfolio include the compensation of its Trustees who are not affiliated with the Adviser; governmental fees; interest charges; taxes; fees and expenses of independent auditors, of legal counsel and of any transfer agent, custodian, registrar or dividend disbursing agent of the Portfolio; insurance premiums; expenses of calculating the net asset value of, and the net income on, the Portfolio; all fees under its Administration and Accounting Services and Subadministrative Services Agreements; the expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the Portfolio's custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to governmental officers and commissions; expenses of meetings of investors and Trustees; and the advisory fees payable to the Adviser under the Investment Advisory Agreement.

ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES.

     The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio (E.G., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

     The net income of the Portfolio is determined each day on which the New York Stock Exchange is open for trading (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act) ("Fund Business Day"). This determination is made once during each such day. All the net income of the Portfolio, as defined below, so determined is allocated PRO RATA among the investors in the Portfolio at the time of such determination.

     For this purpose the net income of the Portfolio (from the time of the immediately preceding determination thereof) shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio.

     Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have the right to communicate with other investors to the extent provided in Section 16(c) of the 1940 Act in connection with requesting a meeting of investors for the purpose of removing one or more Trustees, which removal requires a two-thirds vote of the Portfolio's beneficial interests. Investors also have under certain circumstances the right to remove one or more Trustees without a meeting. Upon liquidation or dissolution of the Portfolio, investors would be entitled to share PRO RATA in the net assets of the Portfolio available for distribution to investors.

     Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's taxable income, gain, loss, deductions and credits in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

     The Portfolio's assets, income and distributions are managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its investable assets in the Portfolio.

     Investor inquiries may be directed to the Portfolio at 6000 Memorial Drive, Dublin, Ohio 43017.

ITEM 7.  PURCHASE OF SECURITIES.

     Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     An investment in the Portfolio may be made without a sales load at the net asset value next determined after an order is received in "good order" by the Portfolio. Securities owned by the Portfolio and listed or traded on any national securities exchange are valued each Fund Business Day at 3:00 p.m. If there has been no sale on that day, or if the security is not listed, it is valued at its last bid quotation on the exchange or, in the case of unlisted securities, as obtained from an established market maker. Futures contracts are valued on the basis of the cost of closing out the liability; I.E., at the settlement price of a closing contract or at the asked quotation for such a contract if there has been no sale. Money market instruments having maturities of 60 days or less are valued at amortized cost if not materially different from market value. Portfolio securities for which market quotations are not readily available are to be valued by the Adviser in good faith at its own expense under the direction of the Trustees.

     There is no minimum initial or subsequent investment in the Portfolio. However, since the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (I.E., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

     The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

     Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Fund Business Day. As of 4:00 p.m., New York time, on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected as of 4:00 p.m., New York time, on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m., New York time, on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of 4:00 p.m., New York time, on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m., New York time, on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m., New York time, on the following Fund Business Day.

ITEM 8.  REDEMPTION OR REPURCHASE.

     An investor in the Portfolio may reduce any portion or all of its investment at any time at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio. The proceeds of a reduction will be paid by the Portfolio in federal funds normally on the next business day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9.  PENDING LEGAL PROCEEDINGS.

     Not applicable.

                                     PART B

ITEM 10.  COVER PAGE.

     Not applicable.

ITEM 11.  TABLE OF CONTENTS.

                                                               Page


     General Information and History . . . . . . . . . . . .   B-1
     Investment Objective and Policies . . . . . . . . . . .   B-1
     Management of the Portfolio . . . . . . . . . . . . . .   B-5
     Control Persons and Principal Holders of Securities . .   B-9
     Investment Advisory and Other Services  . . . . . . . .   B-9
     Brokerage Allocation and Other Practices  . . . . . . .   B-10
     Capital Stock and Other Securities  . . . . . . . . . .   B-11
     Purchase, Redemption and Pricing of Securities  . . . .   B-13
     Tax Status  . . . . . . . . . . . . . . . . . . . . . .   B-14
     Underwriters  . . . . . . . . . . . . . . . . . . . . .   B-14
     Calculation of Performance Data . . . . . . . . . . . .   B-14
     Financial Statements  . . . . . . . . . . . . . . . . .   B-14


ITEM 12.  GENERAL INFORMATION AND HISTORY.

     Not applicable.

ITEM 13.  INVESTMENT OBJECTIVE AND POLICIES.

     Part A contains additional information about the investment objective and policies of the Bond Portfolio (the "Portfolio"). This Part B should only be read in conjunction with Part A.

     The investment policies set forth below represent the Portfolio's policies as of the date of this Registration Statement. The investment policies are not fundamental and may be changed by the Trustees of the Portfolio without investor approval. No such change would be made, however, without 30 days' written notice to investors.

     R. Meeder & Associates, Inc., the investment adviser of the Portfolio (the "Adviser"), places a high degree of importance on protecting portfolio values from severe market declines. Consequently, the Portfolio's assets may at times be invested for defensive purposes in money market instruments.

     Because the Adviser intends to employ flexible defensive investment strategies when market trends are not considered favorable, the Adviser may occasionally change the entire Portfolio.


     This defensive investment strategy can produce high portfolio turnover ratios when calculated in accordance with SEC rules. The portfolio turnover rate for the Portfolio was 225% for the year ended December 31, 1998 (376% in 1997; 779% in 1996). The portfolio turnover rate decreased in 1998 because the Portfolio implemented defensive strategies less frequently than in 1997.


     The Portfolio will limit its purchases, denominated in U.S. dollars, to the following securities:

     o U.S. Government Securities and Securities of its Agencies and Instrumentalities obligations issued or guaranteed as to principal or interest by the United States or its agencies (such as the Export Import Bank of the United States, Federal Housing Administration, and Government National Mortgage Association) or its instrumentalities (such as the Federal Home Loan Bank, Federal Intermediate Credit Banks and Federal Land Bank), including Treasury bills, notes and bonds.

     o Repurchase Agreements - The Portfolio may invest in repurchase obligations relating to U.S. Government Securities. The Portfolio may invest without limit in repurchase agreements with any Federal Reserve reporting dealer or member bank of the Federal Reserve System. A repurchase agreement is an instrument under which the purchaser (i.e., the Portfolio) acquires ownership of a debt security and the seller agrees, at the time of the sale, to purchase the obligation at a mutually agreed upon time and price, thereby determining the yield during the purchaser's holding period. This results in a fixed rate of return insulated from market fluctuations during such period. The underlying securities could be any of those described above, some of which might bear maturities exceeding one year. The Portfolio's risk is that the seller may fail to repurchase the security on the delivery date. If the seller defaults, the underlying security constitutes collateral for the seller's obligation to pay. It is a policy of the Portfolio to make settlement on repurchase agreements only upon proper delivery of the underlying collateral. Repurchase agreements usually are for short periods, such as one week or less, but could be longer. The Portfolio may enter into repurchase agreements with its custodian (Star Bank, N.A., Cincinnati) when it is advantageous to do so. The Portfolio will invest more than 10% of its assets, at time of purchase, in repurchase agreements which mature in excess of seven days.

     When investing in money market instruments, the Portfolio will limit its purchases, denominated in U.S. dollars, to securities which are issued, or guaranteed as to payment of principal and interest, by the U.S. government or any of its agencies or instrumentalities, and any relating repurchase agreements thereto.

     The Manager exercises due care in the selection of money market instruments and bonds. However, there is a risk that the issuers of the securities may not be able to meet their obligations to pay interest or principal when due. There is also a risk that some of the Portfolio's securities might have to be liquidated prior to maturity at a price less than original amortized cost or value, face amount or maturity value to meet larger than expected redemptions. Any of these risks, if encountered, could cause a reduction in net income or in the net asset value of the Portfolio.

                               HEDGING STRATEGIES

     The Adviser may conduct a hedging program on behalf of the Portfolio for any of the reasons described in Part A. Such a program would involve entering into options or futures transactions.

     The objective of an option or futures transaction could be to protect a profit or offset a loss in the Portfolio from future price erosion. Or, the objective could be to acquire the right to purchase a fixed amount of securities at a future date for a definite price. In either case, it would not be necessary for the Portfolio to actually buy or sell the securities currently. Instead, the option or futures contract would give the Portfolio the right at a future date to sell, or in other instances buy, the particular securities under consideration or similar securities. The quantity of the securities covered by the futures contract would be the same, or approximately the same, as the quantity held in the Portfolio or the quantity under consideration for purchase.

     In lieu of the sale of a security, an option transaction could involve the purchase of a put option contract, which would give the Portfolio the right to sell a security or futures contract on an index (see below) at a specified price until the expiration date of the option. A Portfolio will only purchase a put option contract when the quantity of the underlying security involved in the option transaction is equal to that owned by the Portfolio. Limitations on the use of put option contracts on an index are described below.

     Also, in lieu of the sale of securities, a futures transaction could involve the sale of a futures contract which would require a Portfolio either
(a) to deliver to the other party to the contract the securities specified and receive payment at the price contracted for, prior to the expiration date of the contract, or (b) to make or entitle it to receive payments representing (respectively) the loss or gain on the security or securities involved in the futures contract.

     In lieu of the purchase of a security, an option transaction could involve the purchase of a call option which would give the Portfolio the right to buy a specified security or index aggregate at a specified price until the expiration date of the option contract. Sufficient cash or money market instruments will be segregated and maintained in reserve to complete the purchase.

     In lieu of the purchase of securities, a futures transaction could involve the purchase of a futures contract which would either (a) require the Portfolio to receive and pay for the securities specified in the futures contract at the price contracted for prior to the expiration date of the contract or (b) require the Portfolio to make payment or receive payment representing respectively the loss or gain on the security or securities involved in the contract.

                             INVESTMENT RESTRICTIONS

     The investment restrictions below have been adopted by the Portfolio as fundamental policies. Under the Investment Company Act of 1940 (the "1940 Act"), a "fundamental" policy may not be changed without the vote of a majority of the outstanding voting securities of the Portfolio, which is defined in the 1940 Act with respect to the Portfolio as the lesser of (a) 67 percent or more of the Portfolio's beneficial interests represented at a meeting of investors if the holders of more than 50 percent of the outstanding beneficial interests are present or represented by proxy, or (b) more than 50 percent of the outstanding beneficial interests ("Majority Vote"). The percentage limitations contained in the restrictions listed below apply at the time of the purchase of the securities.

     The Portfolio may not: (a) Issue senior securities; (b) Borrow money except as a temporary measure, and then only in an amount not to exceed 5% of the value of its net assets (whichever is less) taken at the time the loan is made, or pledge its assets taken at value to any extent greater than 15% of its gross assets taken at cost; (c) Act as underwriter of securities of other issuers; (d) Invest in real estate except for office purposes; (e) Purchase or sell commodities or commodity contracts, except that it may purchase or sell financial futures contracts involving U.S. Treasury securities, corporate securities, or financial indexes; (f) Lend its funds or other assets to any other person; however, the purchase of a portion of publicly distributed bonds, debentures or other debt instruments, the purchase of certificates of deposit, U.S. Treasury debt securities, and the making of repurchase agreements are permitted, provided repurchase agreements with fixed maturities in excess of seven days do not exceed 10% of its total assets; (g) Purchase more than 10% of any class of securities, including voting securities of any issuer, except that the purchase of U.S. Treasury debt instruments shall not be subject to this limitation; (h) Invest more than 5% of its total assets (taken at value) in the securities of any one issuer, other than obligations of the U.S. Treasury; (i) Purchase securities on margin, or participate in any joint or joint and several trading account; (j) Make any so-called "short" sales of securities, except against an identical portfolio position (I.E., a "short sale against the box");
(k) Invest 25% or more of its total assets at time of purchase (taken at value) in the securities of companies in any one industry; (l) Purchase the securities of another investment company except where such purchase is part of a plan of merger or consolidation; (m) Purchase or retain any securities of an issuer, any of whose officers, directors or security holders is an officer or director of the Portfolio, if such officer or director owns beneficially more than 1/2 of 1% of the issuer's securities or together they own beneficially more than 5% of such securities; (n) Invest in securities of companies which have a record of less than three years' continuous operation, if at the time of such purchase, more than 5% of its assets (taken at value) would be so invested; (o) Purchase participations or other direct interests in oil, gas or other mineral exploration or development programs; (p) Invest in warrants; and (q) Invest more than 10% of its net assets in restricted securities and securities for which market quotations are not readily available and repurchase agreements which mature in excess of seven days; however, this shall not prohibit the purchase of money market instruments or other securities which are not precluded by other particular restrictions.

     In order to comply with certain state investment restrictions, the Portfolio's operating policy is not to: (a) Notwithstanding (b) above, pledge assets having a value in excess of 10% of its gross assets; (b) Invest in oil, gas or mineral leases or programs; and (c) Purchase real estate limited partnerships.

ITEM 14.  MANAGEMENT OF THE PORTFOLIO.

     The Trustees and officers of the Portfolio and their principal occupations during the past five years are set forth below. Their titles may have varied during that period. Asterisks indicate those Trustees who are "interested persons" (as defined in the 1940 Act) of the Portfolio. Unless otherwise indicated, the address of each Trustee and officer is P.O. Box 7177, 6000 Memorial Drive, Dublin, Ohio 43017.

                              TRUSTEES AND OFFICERS

NAME, ADDRESS AND AGE            POSITION HELD        PRINCIPAL OCCUPATION


ROBERT S. MEEDER, SR.*+, 70      Trustee/President    Chairman of R. Meeder &
                                                      Associates, Inc., an
                                                      investment adviser;
                                                      Chairman and Director of
                                                      Mutual Funds Service Co.,
                                                      the Funds' transfer agent.

MILTON S. BARTHOLOMEW, 70        Trustee              Retired; formerly a
1424 Clubview Boulevard, S.                           practicing attorney in
Worthington, OH  43235                                Columbus, Ohio; member of
                                                      each Fund's Audit
                                                      Committee.

ROGER D. BLACKWELL, 58           Trustee              Professor of Marketing and
Blackwell Associates, Inc.                            Consumer Behavior, The
3380 Tremont Road                                     Ohio State University;
Columbus, OH  43221                                   President of Blackwell
                                                      Associates, Inc., a
                                                      strategic consulting firm.

ROBERT S. MEEDER, JR.*, 38       Trustee and          President of R. Meeder &
                                 Vice President       Associates, Inc.

WALTER L. OGLE, 60               Trustee              Executive Vice President
400 Interstate North Parkway                          of Aon Consulting, an
Suite 1630                                            employee benefits
Atlanta, GA  30339                                    consulting group.

CHARLES A. DONABEDIAN, 56        Trustee              President, Winston
Winston Financial, Inc.                               Financial, Inc., which
200 TechneCenter Drive                                provides a variety of
Suite 200                                             marketing and consulting
Milford, OH  45150                                    services to investment
                                                      management companies; CEO,
                                                      Winston Advisors, Inc., an
                                                      investment adviser.

JAMES W. DIDION, 68              Trustee              Retired; formerly
8781 Dunsinane Drive                                  Executive Vice President
Dublin, OH  43017                                     of Core Source, Inc., an
                                                      employee benefit and
                                                      Workers' Compensation
                                                      administration and
                                                      consulting firm
                                                      (1991-1997).

JACK W. NICKLAUS II, 38          Trustee              Designer, Nicklaus Design,
11780 U.S. Highway #1                                 a golf course design firm
North Palm Beach, FL 33408                            and division of Golden
                                                      Bear International, Inc.

PHILIP A. VOELKER*+, 45          Trustee and Vice     Senior Vice President and
                                 President            Chief Investment Officer
                                                      of R. Meeder & Associates,
                                                      Inc.

JAMES B. CRAVER*, 55             Assistant Secretary  Assistant Secretary and
42 Miller Hill Road                                   Assistant Treasurer of
Box 811                                               Adviser Dealer Services,
Dover, MA  02030                                      Inc.; Practicing Attorney;
                                                      Special Counsel to
                                                      Flex-Partners, Flex-funds
                                                      and their Portfolios;
                                                      Senior Vice President of
                                                      Signature Financial Group,
                                                      Inc. (January 1991 to
                                                      August 1995).

DONALD F. MEEDER*+, 60           Secretary/Treasurer  Vice President of R.
                                                      Meeder & Associates, Inc.;
                                                      Secretary of Mutual Funds
                                                      Service Co., the Funds'
                                                      transfer agent.

WESLEY F. HOAG*+, 42             Vice President       Vice President and General
                                                      Counsel of R. Meeder &
                                                      Associates, Inc. and
                                                      Mutual Funds Service Co.
                                                      (since July 1993);
                                                      Attorney, Porter, Wright,
                                                      Morris & Arthur, a law
                                                      firm (October 1984 to
                                                      June 1993).

RICHARD A. CLEMENS*+, 31         Assistant Treasurer  Manager/Financial
                                                      Reporting, Mutual Funds
                                                      Service Co., the Funds'
                                                      transfer agent (since
                                                      March 1997); Manager,
                                                      Financial Administration,
                                                      BISYS Fund Services (May
                                                      1995 to February 1997);
                                                      Supervising Senior
                                                      Accountant, Ernst & Young
                                                      LLP (October 1990 to
                                                      May 1995)

* Interested Person of the Trust (as defined in the Investment Company Act of
1940), The Flex-funds, Flex-Partners and each Portfolio.

+ P.O. Box 7177, 6000 Memorial Drive, Dublin, Ohio 43017.

     Robert S. Meeder, Sr. is Donald F. Meeder's uncle and Robert S. Meeder, Jr.'s father.

     Each Trustee and each officer of the Portfolio hold the same positions with other Portfolios, each a corresponding Portfolio of The Flex-funds or Flex-Partners, each a Massachusetts business trust consisting of several separate series.


     The following table shows the compensation paid by the Portfolio and all other mutual funds advised by the Adviser, including The Flex-funds, The Flex-Partners and the corresponding portfolios of The Flex-Partners and The Flex-funds (collectively, the "Fund Complex") as a whole to the Trustees of the Portfolio and during the fiscal year ended December 31, 1998.


                               COMPENSATION TABLE

                                       Pension or                 Total
                                       Retirement                 Compensation
                                       Benefits                   from
                        Aggregate      Accrued as  Estimated      Registrant and
                        Compensation   Part of     Annual         Fund Complex
                        from the       Portfolio   Benefits Upon  Paid TO
TRUSTEE                 PORTFOLIO(1)   EXPENSE     RETIREMENT     TRUSTEE(1)(2)
                        -----------    -------     -------------  -----------

Robert S. Meeder, Sr.     None           None           None         None

Milton S. Bartholomew     $9,447         None           None         $13,525

John M. Emery             $6,855         None           None         $9,867

Richard A. Farr           $6,396         None           None         $9,367

William F. Gurner         None           None           None         None

Russel G. Means           $5,646         None           None         $36,913

Lowell G. Miller          None           None           None         None

Robert S. Meeder, Jr.     None           None           None         None

Walter L. Ogle            $10,374        None           None         $16,582

Philip A. Voelker         None           None           None         None

Roger A. Blackwell        $9,446         None           None         $13,525

Charles A. Donabedian     $9,153         None           None         $12,525

James W. Didion           None           None           None         None

Jack W. Nicklaus II       $4,242         None           None         $6,325

(1) Compensation figures include cash and amounts deferred at the election of certain non-interested Trustees. For the calendar year ended December 31, 1998, participating non-interested Trustees accrued deferred compensation from the funds as follows: Milton S. Bartholomew - $4,705.57, Roger A. Blackwell - $9,445.98, Charles A. Donabedian - $9,153.08, and Jack W. Nicklaus II - $4,242.46.

(2) The Fund Complex consists of 15 investment companies.


     Each Trustee who is not an "interested person" is paid a meeting fee of $250 per meeting for each of the five Portfolios. In addition, each such Trustee earns an annual fee, payable quarterly, based on the average net assets in each Portfolio based on the following schedule: Money Market Portfolio, 0.0005% of the amount of average net assets between $500 million and $1 billion; 0.0025% of the amount of average net assets exceeding $1 billion. For the other four Portfolios, including the Portfolio, each Trustee is paid a fee of 0.00375% of the amount of each Portfolio's average net assets exceeding $15 million. Members of the Audit and Strategic Planning Committees for each of The Flex-funds and The Flex-Partners Trusts, and the Portfolios are paid $500 for each Committee meeting. Trustees fees for the Bond Portfolio totaled $7,527 for the year ended December 31, 1998 ($6,184 in 1997). All other officers and Trustees serve without compensation from the Portfolio.


     The Declaration of Trust provides that the Portfolio will indemnify its Trustees and officers as described below under Item 18.

ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

     The Flex-funds The Bond Fund (the "Fund") has an investment in the Portfolio equaling approximately 100% of the Portfolio's interests. No Trustee or officer of the Portfolio or any other person, except the Fund, own in the aggregate more than a 1% interest in the Portfolio as of the date of this Registration Statement.

ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES.

                                     ADVISER

     R. Meeder & Associates, Inc. (the "Adviser") is the investment adviser for the Portfolio. The Adviser serves the Portfolio pursuant to an Investment Advisory Agreement which has been approved by a vote of a majority of the Trustees, including a majority of those Trustees who are not "interested persons" (as defined in the 1940 Act) of the Portfolio and which will remain in force so long as renewal thereof is specifically approved at least annually by a majority of the Trustees or by a majority vote of the investors in the Portfolio (with the vote of each being in proportion to the amount of its investment) ("Majority Portfolio Vote"), and in either case by vote of a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) at a meeting called for the purpose of voting on such renewal.

     The Investment Advisory Agreement will terminate automatically if assigned and may be terminated without penalty at any time upon 60 days' prior written notice by Majority Portfolio Vote, by the Trustees of the Portfolio, or by the Adviser.


     The Adviser earns an annual fee, payable in monthly installments at the rate of 0.40% of the first $100 million and 0.20% in excess of $100 million of the Portfolio's average net assets. For the year ended December 31, 1998 the Portfolio paid fees to the Adviser totaling $30,260 ($43,103 in 1997; $59,346 in 1996).


                                 TRANSFER AGENT

     The Portfolio has entered into an Administration and Accounting Services Agreement with Mutual Funds Service Co., which acts as transfer agent for the Portfolio. Mutual Funds Service Co. maintains an account for each investor in the Portfolio, performs other transfer agency functions and acts as dividend disbursing agent for the Portfolio.

                              INDEPENDENT AUDITORS


     KPMG LLP, Two Nationwide Plaza, Columbus, Ohio 43215, serves as the Portfolio's independent auditors. The auditors audit financial statements for the Portfolio and provide other assurance, tax, and related services.


                                    CUSTODIAN


     Pursuant to a Custody Agreement, Firstar, N.A., Cincinnati, acts as the custodian of the Portfolio's assets (the "Custodian"). The Custodian's responsibilities include safeguarding and controlling the Portfolio's cash and securities, handling the receipt and delivery of securities, determining income and collecting interest on the Portfolio's investments and maintaining books of original entry for Portfolio accounting and other required books and accounts. Securities held by the Portfolio may be deposited into the Federal Reserve-Treasury Department Book Entry System or the Depository Trust Company and may be held by a subcustodian bank if such arrangements are reviewed and approved by the Trustees of the Portfolio. The Custodian does not determine the investment policies of the Portfolio or decide which securities the Portfolio will buy or sell. The Portfolio may, however, invest in securities of the Custodian and may deal with the Custodian as principal in securities transactions. For its services, the Custodian will receive such compensation as may from time to time be agreed upon by it and the Portfolio.


ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

     The Portfolio seeks to obtain the best available prices on, and firm execution of, all purchases and sales of portfolio securities. In order to do so, it may buy securities from or sell securities to broker-dealers acting as principals and may use primary markets in the purchase or sale of over-the-counter securities, unless best price and execution can be obtained in some other way.

     Satisfied that it is obtaining the best available price and favorable execution, the Portfolio may, from time to time, place orders for the purchase or sale of portfolio securities with broker-dealers who provide research, statistical or other financial information or services ("research") to it or to the Adviser, or to any other client for which the Adviser acts as investment adviser. The Portfolio's portfolio transactions are reviewed periodically by its Board of Trustees.

     The Adviser is the principal source of information and advice to the Portfolio and is responsible for making and initiating the execution of investment decisions for the Portfolio. However, it is recognized by the Trustees that it is important for the Adviser, in performing its responsibilities to the Portfolio, to continue to receive and evaluate the broad spectrum of economic and financial information which many securities broker-dealers have customarily furnished in connection with portfolio transactions and that, in compensating broker-dealers for their services, it is in the interest of the Portfolio to take into account the value of the information received for use in advising the Portfolio. The extent, if any, to which the obtaining of such information may reduce the expenses of the Adviser in providing management services to the Portfolio is not determinable. In addition, it is understood by the Trustees that other clients of the Adviser might also benefit from the information obtained for the Portfolio, in the same manner that the Portfolio might also benefit from information obtained by the Adviser in performing services to others.

     It is the opinion of the Trustees of the Portfolio and of the Adviser that the receipt of research from broker-dealers will not materially reduce the Adviser's own research activities or the overall cost of fulfilling its contractual obligations to the Portfolio.


     During the year ended December 31, 1998, the Bond Portfolio paid total commissions of $2,445 on the purchase and sale of futures contracts.


ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES.

     Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate PRO RATA in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share PRO RATA in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

     Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees of the Portfolio if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of their investment).

     The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of their investment), except that if the Trustees of the Portfolio recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to the amount of their investment) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of their investment), or (ii) by the Trustees of the Portfolio by written notice to its investors.

     The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

     The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The Declaration of Trust provides that the trustees and officers will be indemnified by the Portfolio against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

     Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     The Portfolio determines its net asset value as of 3:00 p.m., New York time, each Fund Business Day by dividing the value of the Portfolio's net assets by the value of the investment of the investors in the Portfolio at the time the determination is made. (Net asset value will not be determined on Good Friday or any holiday observed by the Federal Reserve System. These presently include New Year's Day, Martin Luther King Day, President's Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day and Christmas.) Purchases and reductions will be effected at the time of determination of net asset value next following the receipt of any purchase or reduction order.

     Securities owned by the Portfolio and listed or traded on any national securities exchange are valued at 3:00 p.m. each day that the exchange is open for business. If there is no sale on that day, or if the security is not listed, it is valued at its last bid quotation on the exchange or, in the case of unlisted securities, as obtained from an established market maker. Futures contracts are valued on the basis of the cost of closing out the liability; I.E., at the settlement price of a closing contract or at the asked quotation for such a contract if there is no sale. Money market instruments having maturities of 60 days or less are valued at amortized cost if not materially different from market value. Portfolio securities for which market quotations are not readily available are to be valued by the Adviser in good faith at its own expense under the direction of the Trustees.

ITEM 20.  TAX STATUS.

     The Portfolio is organized as a trust under New York law. Under the method of operation of the Portfolio, the Portfolio is not subject to any income tax. However, each investor in the Portfolio is taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share is made in accordance with the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

     The Portfolio's taxable year-end is December 31. Although, as described above, the Portfolio is not subject to federal income tax, it files appropriate federal income tax returns.

     The Portfolio's assets, income and distributions are managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its investable assets in the Portfolio.

ITEM 21.  UNDERWRITERS.

     The Portfolio has not retained the services of a principal underwriter or distributor, as interests in the Portfolio are offered solely in private placement transactions. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 22.  CALCULATION OF PERFORMANCE DATA.

     Not applicable.

ITEM 23.  FINANCIAL STATEMENTS.

     The following financial statements are intended to provide information only with respect to the Bond Portfolio. Persons interested in obtaining information about any of the other Portfolios should contact the Investment Adviser to obtain a copy of such Portfolio's current Registration Statement.

                             Growth Stock Portfolio
                Portfolio of Investments as of December 31, 1998


INDUSTRIES/CLASSIFICATIONS                     SHARES OR FACE AMOUNT    VALUE
--------------------------                     ---------------------    -----

   COMMON STOCKS - 94.3%

      ADVERTISING SALES - 0.4%
      Outdoor Systems, Inc. #                           7,600 $       228,000

      AEROSPACE/DEFENSE - 1.3%
      B.F. Goodrich Co.                                 1,891          67,840
      Boeing Co.                                        3,900         127,481
      General Dynamics Corp.                              440          25,960
      Lockheed Martin Corp.                               820          69,495
      Northrup Grumman Corp.                              250          18,281
      Raytheon Co. - Class B #                          2,000         106,500
      Textron, Inc.                                     1,240          94,163
      United Technologies Corp.                         1,480         160,950
                                                                      670,670

      AIR TRANSPORTATION - 0.3%
      AMR Corp. #                                         910          54,031
      Delta Air Lines, Inc.                               770          40,040
      Southwest Airlines                                1,685          38,228
      USAir Group #                                       470          24,440
                                                                      156,739

      ALUMINUM - 0.2%
      Aluminum Company of America                       1,230          91,712

      AUTO & TRUCK - 1.5%
      Ford Motor Co.                                    6,500         381,469
      General Motors Corp.                              5,000         357,812
      TRW, Inc.                                           620          34,759
                                                                      774,040

      BANKING - 0.2%
      Washington Mutual Savings Bank                    2,303          88,378

      BEVERAGE--ALCOHOLIC - 0.6%
      Anheuser-Busch Cos., Inc.                         2,400         157,500
      Canadaigua Wine Co. #                             2,400         138,750
                                                                      296,250

      BEVERAGE--SOFT DRINK - 1.8%
      Coca-Cola Co.                                     6,000         402,000
      Pepsico, Inc.                                     7,300         298,388
      Whitman Corp.                                     9,400         238,525
                                                                      938,913

      BUILDING MATERIALS - 0.2%
      Crane Co.                                           495          14,943
      Masco Corp.                                       1,860          53,475
      Willbros Group #                                  1,500           8,344
                                                                       76,762


      CAPITAL GOODS - 0.1%
      Ingersoll-Rand                                      611          28,870

      CHEMICAL--DIVERSIFIED - 1.1%
      Air Products & Chemicals, Inc.                    1,550          62,000
      E.I. du Pont de Nemours & Co.                     4,780         255,730
      Monsanto Corp.                                    2,950         140,125
      Praxair, Inc.                                     1,140          40,185
      Rohm & Haas Co.                                   1,685          50,761
                                                                      548,801

      CHEMICAL--SPECIALTY - 0.1%
      Sigma Aldrich                                       910          26,731

      COMMERCIAL SERVICES - 0.1%
      Dun & Bradstreet                                  1,470          46,397

INDUSTRIES/CLASSIFICATIONS                     SHARES OR FACE AMOUNT    VALUE
--------------------------                     ---------------------    -----

      COMPUTERS & PERIPHERALS - 4.5%
      Allied Waste Industries, Inc. #                   1,260          29,768
      Compaq Computer Corp.                             8,850         371,700
      Dell Computer Corp. #                             6,100         446,444
      EMC Corp./Mass #                                  2,825         240,125
      Gateway 2000, Inc. #                                600          30,712
      IBM                                               4,890         901,594
      Micron Technology, Inc. #                         1,270          64,214
      Seagate Technology, Inc. #                        1,470          44,468
      Sun Microsystems #                                1,880         160,975
                                                                    2,290,000

      COMPUTER SOFTWARE & SERVICES - 4.6%
      America Online, Inc. #                              210          32,550
      BMC Software, Inc. #                              1,260          56,149
      Ceridian Co. #                                      420          29,321
      Computer Associates International, Inc.           2,895         123,399
      Computer Sciences Corp. #                           600          38,550
      Electronic Data System Corp.                      1,700          85,319
      Microsoft Corp. #                                12,110       1,679,506
      National Data Corp.                                 770          37,489
      Network Associates, Inc. #                          400          26,500
      Novell, Inc. #                                    1,800          32,625
      Oracle Corp. #                                    4,940         213,038
      Parametric Technology Co. #                       1,400          22,750
                                                                    2,377,196

      CONSTRUCTION - 0.1%
      Centex Corp.                                        830          37,402

      CONSUMER NON-DURABLE - 2.7%
      Fortune Brands, Inc.                              7,800         246,675
      Haggar Corp.                                     11,500         131,531
      Procter & Gamble Co.                             10,000         913,125
      Tupperware Corp.                                  6,500         106,844
                                                                    1,398,175

      CONTAINERS - METAL/GLASS - 0.0%
      Crown Cork & Seal Co., Inc.                         670          20,644

      COPPER - 0.0%
      Phelps Dodge Corp.                                  380          19,332

      COSMETICS - 1.3%
      International Flavors & Fragrances, Inc.          6,700         296,056
      Playtex Products, Inc. #                         23,300         374,256
                                                                      670,312

      DATA PROCESSING - 0.6%
      Automatic Data Processing, Inc.                   1,800         144,337
      Fiserv, Inc. #                                      920          47,323
      First Data Corp.                                  2,820          89,888
                                                                      281,548

      DIVERSIFIED - 1.2%
      Allied Signal, Inc.                               2,190          97,044
      Minnesota Mining & Manufacturing Co.              1,650         117,356
      National Service Industries                         500          19,000
      Norfolk Southern Corp.                            1,830          57,988
      PPG Industries, Inc.                              1,130          65,752
      Tyco International                                3,483         262,749
                                                                      619,889

      DRUG - 8.2%
      Abbott Labs                                       6,700         328,300
      Bristol Myers Squibb                              5,940         794,846
      Elan Corp. plc #                                    451          31,507
      Eli Lilly & Co.                                   4,290         381,274
      Merck & Co., Inc.                                 5,800         855,500
      Pfizer, Inc.                                      7,780         972,500
      Schering Plough Corp.                            10,500         580,125
      Warner Lambert Co.                                3,730         280,449
                                                                    4,224,501

INDUSTRIES/CLASSIFICATIONS                     SHARES OR FACE AMOUNT    VALUE
--------------------------                     ---------------------    -----

      DRUGSTORE - 0.1%
      Longs Drug Stores                                 2,000          75,000

      ELECTRIC--INTEGRATED - 0.4%
      Edison International                              1,830          51,011
      FPL Group, Inc.                                     860          52,998
      Texas Utilities Co.                               1,930          90,107
                                                                      194,116

      ELECTRIC UTILITY - 0.6%
      AES Corp.                                         3,850         182,394
      American Electric Power, Inc.                       740          34,826
      Duke Power Co.                                    1,690         108,266
                                                                      325,486

      ELECTRICAL EQUIPMENT - 3.3%
      General Electric Corp.                           16,519       1,684,938


      ELECTRONIC COMPONENT SEMICONDUCTORS - 3.3%
      Applied Materials, Inc. #                         1,880          80,252
      Intel                                             9,880       1,171,398
      KLA -Tencor Corp. #                                 700          30,362
      Linear Tech Corp.                                   250          22,391
      Motorola, Inc.                                    2,960         180,745
      STMicroelectronic NV #                              250          19,516
      Texas Instruments, Inc.                           2,300         196,938
                                                                    1,701,602

      ELECTRONIC COMPONENTS - 0.4%
      AMP, Inc.                                           900          46,856
      Emerson Electric                                  2,544         153,912
                                                                      200,768

      ELECTRONICS - 0.1%
      Rockwell International Corp.                      1,360          66,045

      FINANCE - 9.4%
      Banc One Corp.                                    8,926         455,784
      Bank of Boston Corp.                              3,300         128,494
      Chase Manhattan Corp.                             3,900         276,900
      Citigroup, Inc,                                   7,997         397,351
      Equifax, Inc.                                     1,250          42,734
      Federal Home Loan Mortgage Corp.                  5,700         367,294
      Federal National Mortgage Corp.                   6,600         488,400
      First Union Corp.                                 7,968         484,554
      Fleet Financial Group, Inc.                       3,100         138,531
      Lehman Brothers Holdings, Inc.                    1,500          66,094
      Mellon Bank Corp.                                 3,600         247,500
      Merrill Lynch & Co.                                 800          53,400
      Morgan Stanley Dean Witter & Co.                  1,800         127,800
      Metris Cos., Inc.                                 2,200         110,687
      PNC Bank Corp.                                    3,100         167,400
      Providian Financial Corp.                         7,350         551,250
      Ryder Systems, Inc.                                 360           9,360
      SunTrust Banks, Inc.                                900          68,850
      Wells Fargo & Co.                                15,900         635,006
                                                                    4,817,389

      FINANCIAL SERVICES - 3.9%
      American Express Co.                              1,700         174,250
      Associates First Capital                         10,400         440,700
      Avery Dennison Corp.                                620          27,939
      BankAmerica Corp.                                10,214         614,117
      Capital One Financial Corp.                       6,200         713,000
      H&R Block, Inc.                                   1,370          61,650
                                                                    2,031,656

      FOOD - MISCELLANEOUS - 0.5%
      International Home Foods, Inc. #                 14,900         251,437

      FOREST PRODUCTS - 0.2%
      Georgia Pacific Corp.                               430          25,182
      Weyerhauser Co.                                   1,120          56,910

INDUSTRIES/CLASSIFICATIONS                     SHARES OR FACE AMOUNT    VALUE
--------------------------                     ---------------------    -----

     Willamette Industries, Inc.                         640          21,440
                                                                      103,532

      HEALTH - 1.4%
      American Home Products                            5,670         319,646
      Johnson & Johnson                                 5,040         422,730
                                                                      742,376

      INSTRUMENTS--CONTROLS - 0.2%
      Honeywell, Inc.                                     500          37,656
      Parker Hannifin Corp.                             1,770          57,967
                                                                       95,623

      INSTRUMENTS--SCIENTIFIC - 0.0%
      Perkin Elmer Corp.                                  190          18,537

      INSURANCE--LIFE - 0.5%
      AFLAC, Inc.                                       2,000          87,750
      SunAmerica, Inc.                                  2,000         164,000
                                                                      251,750

      INSURANCE--MULTILINE - 1.6%
      Allstate                                          4,400         169,400
      American International Group                      6,725         649,803
                                                                      819,203

      MACHINERY - 0.4%
      Caterpillar, Inc.                                 1,499          68,954
      Deere & Co.                                       2,484          81,662
      Dover Corp.                                         840          30,765
      Lancer Corp. #                                    3,700          40,700
                                                                      222,081

      MACHINERY--CONSTRUCTION & MINING - 0.2%
      Case Corp.                                        3,192          69,626
      Halliburton Co.                                   1,900          56,287
                                                                      125,913

      MANUFACTURING - 0.2%
      Corning, Inc.                                     1,110          49,950
      Mueller Industries, Inc. #                        1,750          35,547
      Owens Illinois #                                    780          23,888
                                                                      109,385

      MARKETING SERVICES - 0.1%
      Omnicom Group, Inc.                               1,135          65,830

      MATERIALS & SERVICES - 0.7%
      Champion International Corp.                        425          17,213
      Dana Corp.                                          970          39,649
      Deluxe Corp.                                        910          33,272
      Ecolab, Inc.                                      1,970          71,289
      Hercules, Inc.                                      660          17,985
      Illinois Tool Works, Inc.                         1,730         100,340
      Service Corp. International                       1,570          59,758
      Sherwin-Williams Co.                              1,070          31,431
                                                                      370,937

      MEDICAL PRODUCTS - 1.0%
      Algos Pharmaceutical Corp. #                      2,240          58,240
      Amgen, Inc. #                                       900          94,106
      Centor, Inc. #                                    1,500          67,688
      GelTex Pharmaceuticals, Inc. #                    5,140         116,293
      IDEC Pharmaceuticals Corp. #                      1,020          47,940
      MedImmune, Inc. #                                 1,550         154,128
                                                                      538,395

      MEDICAL SERVICES - 0.8%
      Columbia/HCA Healthcare Corp.                     2,620          64,845
      Genzyme Corp. #                                   2,050         101,987
      Genzyme Molecular Oncology #                          1               2
      HBO & Co.                                         3,940         113,029
      IMS Health, Inc.                                    540          40,736
      Shared Medical Systems                              490          24,439
      Tenet Healthcare Corp. #                          1,820          47,775
                                                                      392,813

INDUSTRIES/CLASSIFICATIONS                     SHARES OR FACE AMOUNT    VALUE
--------------------------                     ---------------------    -----

      MEDICAL SUPPLIES - 0.5%
      Boston Scientific Co. #                           1,000          26,813
      IDEXX Laboratories, Inc. #                        1,370          36,862
      Medtronic, Inc.                                   2,860         212,444
                                                                      276,119

      MINING - 0.1%
      Barrick Gold Corp.                                2,090          40,755
      Newmont Mining Corp.                              1,510          27,558
                                                                       68,313

      MULTIMEDIA - 0.5%
      CBS Corp. #                                       7,300         239,531


      NATURAL GAS DISTRIBUTOR - 0.1%
      Williams Companies, Inc.                          1,300          40,544

      NETWORKING PRODUCTS - 1.6%
      3Com Corp. #                                      1,900          85,144
      Cisco Systems, Inc. #                             8,027         745,006
                                                                      830,150

      OFFICE AUTOMATION & EQUIPMENT - 1.1%
      Hewlett Packard                                   5,770         394,163
      Pitney Bowes, Inc.                                1,325          87,533
      Xerox Corp.                                         890         105,020
                                                                      586,716

      OIL/GAS--DOMESTIC - 1.7%
      Amoco Corp.                                       4,000         238,000
      Atlantic Richfield                                1,100          71,912
      Baker Hughes                                      1,640          28,905
      Burlington Resources                              1,500          53,719
      Devon Energy                                      1,200          36,825
      Enron Corp.                                         400          22,825
      Mobil Corp.                                       4,000         348,500
      Murphy Oil Corp.                                    400          16,500
      Noble Drilling Co. #                              1,300          16,819
      USX Marathon Group                                1,800          54,225
                                                                      888,230

      OIL/GAS--INTERNATIONAL - 2.1%
      Chevron Corp.                                     3,500         290,281
      Exxon Corp.                                      11,050         808,031
                                                                    1,098,312

      OILFIELD SERVICES/EQUIPMENT - 0.4%
      Coastal Corp.                                     1,900          66,737
      Kerr-McGee Corp.                                  1,000          38,250
      Schlumberger LTD                                  2,200         101,888
      Union Pacific Resources                           1,500          13,594
                                                                      220,469

      OIL & NATURAL GAS - 0.4%
      Amerada Hess                                        500          24,875
      K N Energy, Inc. #                                1,100          41,319
      MCN Energy Group, Inc.                            4,840          92,263
      Ocean Energy, Inc. #                              1,560           9,945
      Seagull Energy Corp. #                            2,900          18,306
                                                                      186,708

      PAPER & FOREST PRODUCTS - 0.3%
      Bemis Co., Inc.                                     360          13,657
      Fort James Corp.                                  1,060          42,400
      International Paper                               1,615          72,372
      Mead Corp.                                          840          24,623
                                                                      153,052

      PETROLEUM--INTEGRATED - 1.6%
      Occidental Petroleum Corp.                        1,600          27,000
      Phillips Petroleum                                1,600          68,200

INDUSTRIES/CLASSIFICATIONS                     SHARES OR FACE AMOUNT    VALUE
--------------------------                     ---------------------    -----

      Royal Dutch Petroleum                            11,400         545,775
      Texaco                                            2,900         153,700
      Unocal Corp.                                      1,000          29,188
                                                                      823,863

      PROTECTION--SAFETY EQUIPMENT - 0.6%
      Lo-Jack Corp. #                                  25,500         302,812

      PUBLISHING - 0.7%
      The Reader's Digest Association, Inc.            14,000         352,625

      RADIO - 0.8%
      Chancellor Media Corp. #                          4,900         234,587
      Infinity Broadcasting Corp. #                     6,200         169,725
                                                                      404,312

      RAILROAD TRANSPORTATION - 0.3%
      Burlington Northern Santa Fe                      2,370          81,172
      Union Pacific Corp.                               1,240          55,877
                                                                      137,049

      RENTAL--AUTO/EQUIPMENT - 0.6%
      Budget Group Inc. #                               9,400         149,225
      The Hertz Corp.                                   3,600         164,250
                                                                      313,475

      RESTAURANT - 1.2%
      Brinker International, Inc. #                     8,300         239,662
      Wendy's International, Inc.                      17,100         372,994
                                                                      612,656

      RETAIL GROCERY - 0.6%
      Albertsons, Inc.                                  5,000         318,438

      RETAIL STORE - 3.4%
      Kmart #                                          40,000         612,500
      PETsMART, Inc. #                                 22,500         247,500
      Sears, Roebuck & Co.                              5,000         212,500
      WalMart Stores, Inc.                              8,000         651,500
                                                                    1,724,000

      SERVICES - 0.1%
      Paychex, Inc.                                     1,397          71,858

      TELECOMMUNICATION EQUIPMENT - 1.0%
      General Instrument Corp. #                          620          21,041
      Loral Space & Communications Ltd. #               5,460          97,256
      Newbridge Networks Corp. #                        1,700          51,638
      Nokia Corp. - ADR - A                               380          45,766
      Northern Telecom LTD                              2,470         123,500
      P-Com, Inc. #                                     8,760          34,903
      QUALCOMM, Inc. #                                  2,550         132,122
                                                                      506,226

      TELECOMMUNICATION SERVICES - 10.5%
      Airtouch Communications #                         2,730         197,754
      Ameritech Corp.                                   5,510         349,196
      Ascend Communications, Inc. #                     1,280          84,160
      AT&T                                              9,000         681,750
      BCE, Inc.                                         3,420         129,746
      Bell Atlantic Corp.                               7,730         417,420
      BellSouth Corp.                                   9,600         478,800
      Frontier Corp.                                    3,470         117,980
      GTE Corp.                                         4,580         297,700
      Leap Wireless International, Inc. #                 550           3,987
      Lucent Technologies, Inc.                         6,205         682,162
      MediaOne Group, Inc. #                            3,130         147,110
      MCI Communication                                10,288         738,164
      PT Indosat - ADR                                  7,370          90,282
      Qwest Communications International, Inc. #        4,240         212,000

INDUSTRIES/CLASSIFICATIONS                     SHARES OR FACE AMOUNT    VALUE
--------------------------                     ---------------------    -----

      SBC Communications                                7,550         404,869
      Sprint Corp.                                      1,890         158,996
      Sprint Corp. - PCS Group #                          945          21,853
      Tellabs, Inc. #                                     820          56,221
      U.S. West, Inc.                                   1,825         117,941
                                                                    5,388,091

      TOBACCO - 3.2%
      Gallaher Group, plc - ADR                         7,200         195,750
      Imperial Tobacco                                  5,000         105,625
      Philip Morris Companies                          16,900         904,150
      UST, Inc.                                        12,000         418,500
                                                                    1,624,025

      TRANSPORTATION - 0.1%
      FDX Corp. #                                         738          65,820

      TRUCKING/TRANSPORTATION LEASING - 0.1%
      CSX, Corp.                                        1,097          45,525

      WASTE DISPOSAL--NON-HAZARDOUS - 0.3%
      Waste Management, Inc.                            3,048         142,113

--------------------------------------------------------------------------------
   TOTAL COMMON STOCKS
      (Cost 37,878,933 )                                           48,537,106
--------------------------------------------------------------------------------

U.S. TREASURY OBLIGATIONS - 0.8%

   U.S. Treasury Bills
   ** 5.02%, 01/07/99                                   6,000           5,996
   *  4.33%, 02/04/99                                 200,000         199,182
   *  4.37%, 03/04/99                                 200,000         198,470

--------------------------------------------------------------------------------
   TOTAL U.S. TREASURY OBLIGATIONS
      (Cost 403,673 )                                                 403,648
--------------------------------------------------------------------------------

REPURCHASE AGREEMENT - 4.9%

      Prudential Securities, 5.10%, 01/04/99,
      (Collateralized by $2,468,000 FNMA Remic Series
      Pool #93020J, 7.00%, 03/25/23,
      market value - $2,557,465)                    2,509,000       2,509,000

--------------------------------------------------------------------------------
   TOTAL REPURCHASE AGREEMENT
      (Cost 2,509,000 )                                             2,509,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TOTAL INVESTMENTS - 100.0%
      (Cost 40,791,606 )                                           51,449,754
--------------------------------------------------------------------------------


FUTURES CONTRACTS                                     CONTRACTS      VALUE

   Long, S&P 500 Futures, face amount $2,055,875
   expiring March 1999                                    7         2,179,625

--------------------------------------------------------------------------------
TOTAL FUTURES CONTRACTS                                             2,179,625
--------------------------------------------------------------------------------

TRUSTEE DEFERRED COMPENSATION***
      Flex-funds Highlands Growth Fund                  230             4,888
      Flex-funds Muirfield Fund                         247             1,702
      Flex-funds Total Return Utilities Fund             30               573
      Flex-Partners International Equity Fund           154             2,234

--------------------------------------------------------------------------------
TOTAL TRUSTEE DEFERRED COMPENSATION
  (Cost 8,594)                                                          9,397
--------------------------------------------------------------------------------

ADR   American Depositary Receipt
FNMA  Federal National Mortgage Association
Remic Real Estate Mortgage Investment Conduit
#  Represents non-income producing securities.
*  Pledged as collateral on futures contracts.
** Pledged as collateral on Letter of Credit.
***Assets of affiliates to the Growth Stock Portfolio held for the benefit of the Portfolio's Trustees in connection with the Trustee Deferred Compensation Plan.

See accompanying notes to financial statements.

                             Mutual Fund Portfolio
                Portfolio of Investments as of December 31, 1998


   INDUSTRIES/CLASSIFICATIONS               SHARES OR FACE AMOUNT     VALUE
   --------------------------               ---------------------     -----

   MUTUAL FUNDS - 96.6%
      Federated S&P 500 Maxcap Fund                 632,669  $     16,057,133
      Fidelity OTC Portfolio Fund                   856,653        37,375,785
      Gabelli Growth                                720,481        25,505,045
      Janus Twenty Fund                             546,887        29,149,088
      MFS Investor Growth - Class A                 690,955        10,993,091
      Mutual Shares Fund                                352             6,870
      Rydex OTC Fund                                375,152        15,516,274

--------------------------------------------------------------------------------
      TOTAL MUTUAL FUNDS
      (Cost $111,404,738)                                         134,603,286
--------------------------------------------------------------------------------

   MONEY MARKET MUTUAL FUNDS - 1.9%
      Charles Schwab Money Market Fund              889,006           889,006
      Fidelity Core Money Market Fund             1,771,471         1,771,471

--------------------------------------------------------------------------------
      TOTAL MONEY MARKET MUTUAL FUNDS
      (Cost $2,660,477 )                                            2,660,477
--------------------------------------------------------------------------------

   U.S.TREASURY BILLS - 1.4%
   ** 5.02%, due 01/07/99                            30,100            30,075
   *  4.39%, due 02/04/99                        $2,000,000         1,991,708

--------------------------------------------------------------------------------
      TOTAL U.S. TREASURY BILLS
      (Cost $2,021,783 )                                            2,021,783
--------------------------------------------------------------------------------

   REPURCHASE AGREEMENT - 0.1%
          Prudential Securities, 5.10%, 01/04/99,
          (Collateralized by $90,000 FNMA Remic
          Series Pool #93020J, 7.00%, 03/25/23,
          market value - $93,263)                    91,000            91,000

--------------------------------------------------------------------------------
      TOTAL REPURCHASE AGREEMENT
      (Cost    $91,000 )                                               91,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   TOTAL INVESTMENTS - 100.0%
   (Cost $116,177,998)                                           $139,376,546
--------------------------------------------------------------------------------



   FUTURES CONTRACT                                  CONTRACTS      VALUE

      Long, S&P 500 Futures, face amount $6,274,000
         expiring March 1999                             20        $6,227,500

--------------------------------------------------------------------------------
      TOTAL FUTURES CONTRACT                                       $6,227,500
--------------------------------------------------------------------------------

   TRUSTEE DEFERRED COMPENSATION***
         Flex-funds Highlands Growth Fund               687            14,585
         Flex-funds Muirfield Fund                      778             5,355
         Flex-funds Total Return Utilities Fund          76             1,437
         Flex Partners International Equity Fund        442             6,390

--------------------------------------------------------------------------------
      TOTAL TRUSTEE DEFERRED COMPENSATION
      (Cost    $25,368 )                                              $27,767
--------------------------------------------------------------------------------

FNMA   Federal National Mortgage Association
Remic  Real Estate Mortgage Investment Conduit
*  Pledged as collateral on futures contracts.
** Pledged as collateral on Letter of Credit.
***Assets of affiliates to the Mutual Fund Portfolio held for the benefit of the Portfolio's Trustees in connection with the Trustee Deferred Compensation Plan.

See accompanying notes to financial statements.

                           Utilities Stock Portfolio
                Portfolio of Investments as of December 31, 1998


INDUSTRIES/CLASSIFICATIONS                     SHARES OR FACE AMOUNT    VALUE
--------------------------                     ---------------------    -----

COMMON STOCKS - 97.5%

        ELECTRIC/GAS UTILITY - 8.0%
              AGL Resources, Inc.                          12,100  $    279,056
              MDU Resources Group, Inc.                     5,000       131,562
              NIPSCO Industries, Inc.                       9,400       286,113
              UtiliCorp United, Inc.                       10,000       366,875
                                                                      1,063,606

        ELECTRIC UTILITY - 10.9%
              Cinergy Corp.                                 7,800       268,125
              LG&E Energy Corp.                            13,944       394,789
              New Century Energies, Inc.                    5,600       273,000
              PacifiCorp                                    9,800       206,413
              TECO Energy, Inc.                            10,400       293,150
                                                                      1,435,477

        NATURAL GAS (DISTRIBUTOR) - 21.1%
              Bay State Gas Co.
              Consolidated Natural Gas Co.                  8,200       442,800
              KeySpan Energy Corp.                         22,100       685,100
              MCN Corp.                                    22,270       424,522
              Peoples Energy Corp.                          6,990       278,726
              TransCanada Pipelines Ltd.                    8,100       119,475
              WICOR, Inc.                                  11,200       244,300
              Williams Cos., Inc.                          19,140       596,929
                                                                      2,791,852

        OIL/GAS (DOMESTIC) - 11.8%
              El Paso Natural Gas Co.                       8,440       293,817
              Enron Corp.                                   5,830       332,674
              Kinder Morgan Energy Partners, L.P.          14,824       537,370
              Questar Corp.                                20,200       391,375
                                                                      1,555,236

        TELECOMMUNICATION EQUIPMENT - 2.9%
              Loral Space & Communications Ltd.            14,890       265,228
              P-Com, Inc. #                                30,000       119,531
                                                                        384,759

        TELECOMMUNICATION SERVICES - 40.0%
              AT&T Corp.                                    4,000       303,000
              AirTouch Communications, Inc. #               5,400       391,162
              Alltel Corp.                                  7,900       472,519
              BCE, Inc.                                    12,040       456,768
              Frontier Corp.                               19,300       656,200
              GTE Corp.                                     5,000       325,000
              MCI WorldCom, Inc. #                          7,420       532,385
              Qwest Communications International, Inc.#    13,491       674,550
              SBC Communications, Inc.                     12,740       683,183
              Sprint Corp.                                  4,300       361,737
              Sprint Corp. - PCS Group #                    2,150        49,719
              U.S. West Communications Group                5,900       381,288
                                                                      5,287,511

        WATER UTILITY - 2.8%
              American Water Works Co., Inc.               10,900       367,875

--------------------------------------------------------------------------------
        TOTAL COMMON STOCKS
        (Cost        $9,492,932 )                                   $12,886,316
--------------------------------------------------------------------------------

U.S. TREASURY BILLS - 0.0%

     *  5.02%, due 01/07/99                                 1,000           999

--------------------------------------------------------------------------------
        TOTAL U.S. TREASURY BILLS
        (Cost  $999 )                                                       999
--------------------------------------------------------------------------------

INDUSTRIES/CLASSIFICATIONS                     SHARES OR FACE AMOUNT    VALUE
--------------------------                     ---------------------    -----

REPURCHASE AGREEMENT - 2.5%

      Prudential Securities, 5.10%, 01/04/99,
      (Collateralized by $320,00 FNMA Remic
      Series Pool #93020J, 7.00%, 03/25/23,
      market value - $331,600                             325,000       325,000

--------------------------------------------------------------------------------
        TOTAL REPURCHASE AGREEMENT
        (Cost  $325,000 )                                               325,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TOTAL INVESTMENTS - 100.0%
(Cost    $9,818,931 )                                               $13,212,315
--------------------------------------------------------------------------------


        TRUSTEE DEFERRED COMPENSATION**
              Flex-funds Highlands Growth Fund                120         2,550
              Flex-funds Muirfield Fund                       120           826
              Flex-funds Total Return Utilities                14           274
              Flex Partners International Equit                85         1,231

--------------------------------------------------------------------------------
        TOTAL TRUSTEE DEFERRED COMPENSATION
        (Cost   $4,465 )                                                 $4,881
--------------------------------------------------------------------------------

  FNMA  Federal National Mortgage Association

 Remic  Real Estate Mortgage Investment Conduit

     #  Represents non-income producing securities.

     *  Pledged as collateral on Letter of Credit.

    ** Assets of affiliates to the Utility Stock Portfolio held for the benefit with the Trustees Deferred Compensation Plan.

See accompanying notes to financial statements.

                                 Bond Portfolio
                Portfolio of Investments as of December 31, 1998


   INDUSTRIES/CLASSIFICATIONS                          SHARES OR FACE     VALUE
   --------------------------                          --------------     -----

   U.S.TREASURY OBLIGATIONS - 99.5%

      U.S. Treasury Bills
      *  5.02%, 01/07/99                                  4,800    $      4,796
                                                                          4,796

      U.S. Treasury Bonds
         5.63%, 05/15/08                              3,300,000       3,521,719
         4.75%, 11/15/08                              7,300,000       7,357,031
                                                                     10,878,750

--------------------------------------------------------------------------------
      TOTAL U.S.TREASURY OBLIGATIONS
      (Cost $10,939,407 )                                            10,883,546
--------------------------------------------------------------------------------


   REPURCHASE AGREEMENT - 0.5%

         Prudential Securities, 5.10%, 01/04/99,
         (Collateralized by $52,000 FNMA Remic Series
         Pool #93020J, 7.00%, 03/25/23,
         market value - $53,885)                         53,000          53,000

--------------------------------------------------------------------------------
      TOTAL REPURCHASE AGREEMENT
      (Cost  $53,000 )                                                   53,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   TOTAL INVESTMENTS - 100.0%
   (Cost $10,992,407 )                                               10,936,546
--------------------------------------------------------------------------------

   TRUSTEE DEFERRED COMPENSATION**
         Flex-funds Highlands Growth Fund                   124           2,625
         Flex-funds Muirfield Fund                          124             854
         Flex-funds Total Return Utilities Fund              14             273
         Flex Partners International Equity Fund             87           1,257

--------------------------------------------------------------------------------
      TOTAL TRUSTEE DEFERRED COMPENSATION
      (Cost  $4,582 )                                                    $5,009
--------------------------------------------------------------------------------

   FNMA  Federal National Mortgage Association

   Remic Real Estate Mortgage Investment Conduit

   *  Pledged as collateral on Letter of Credit.

  ** Assets of affiliates to the Bond Portfolio held for the benefit of the Portfolio's with the Trustee Deferred Compensation Plan.

See accompanying notes to financial statements.

                     Money Market Portfolio
        Portfolio of Investments as of December 31, 1998


                                                                COUPON/                FACE
                                                                YIELD    MATURITY     AMOUNT        AMORTIZED COST
                                                                -----    --------     ------        --------------
COMMERCIAL PAPER - 56.2%
   AlliedSignal, Inc.                                             5.60%  01/29/99   30,000,000  $     29,869,333
   American Home Products Corp.***                                5.10%  02/19/99    5,000,000         4,965,292
   American Home Products Corp.***                                5.00%  03/12/99    3,000,000         2,970,833
   American Honda Finance Corp.                                   5.20%  01/29/99   22,000,000        21,911,022
   Bankers Trust Corp.                                            5.04%  05/10/99   25,000,000        24,548,500
   CSW Credit, Inc.                                               5.22%  03/12/99   32,650,000        32,318,603
   Carolina Power & Light Co.                                     4.82%  08/20/99   20,000,000        19,381,433
   Credit Suisse First Boston                                     5.20%  02/24/99   15,350,000        15,230,270
   Duff & Phelps Utility and Corporate Bond Trust, Inc.           5.00%  04/20/99    1,000,000           984,861
   Duff & Phelps Utility and Corporate Bond Trust, Inc.           5.00%  04/28/99    6,815,000         6,704,256
   Duff & Phelps Utility and Corporate Bond Trust, Inc.           4.92%  05/13/99    5,000,000         4,909,800
   Duff & Phelps Utility and Corporate Bond Trust, Inc.           4.95%  05/17/99    7,000,000         6,869,100
   Eaton Corp.***                                                 5.38%  03/02/99   10,000,000         9,910,333
   Eaton Corp.***                                                 4.87%  07/19/99    7,475,000         7,273,771
   Edison International***                                        5.51%  01/22/99   22,227,000        22,156,722
   Ford Motor Credit Co.                                          5.46%  02/17/99   30,000,000        29,786,150
   General Electric Capital Corp.                                 5.44%  03/09/99   20,000,000        19,797,511
   Greenwich Asset Funding, Inc.***                               5.34%  01/14/99   30,000,000        29,942,150
   J.P. Morgan & Co., Inc.                                        5.05%  02/19/99   18,311,000        18,185,137
   LG&E Capital Corp.                                             4.92%  05/21/99   25,000,000        24,521,667
   Monsanto Co.                                                   5.10%  03/02/99   21,300,000        21,109,897
   S.C. Johnson & Son, Inc.                                       5.20%  03/09/99   20,000,000        19,806,445
   Signet Finance***                                              5.51%  01/26/99   25,000,000        24,904,340
   Toronto-Dominion Holdings USA, Inc.                            5.46%  02/02/99   35,000,000        34,830,133
   Xerox Credit Corp.                                             5.47%  02/03/99    7,000,000         6,964,901
   Xerox Credit Corp.                                             5.40%  05/03/99    7,000,000         6,871,900

----------------------------------------------------------------------------------------------------------------
   TOTAL COMMERCIAL PAPER
   (Cost$446,724,360 )                                                                               446,724,360
----------------------------------------------------------------------------------------------------------------

CORPORATE OBLIGATIONS - 41.1%
   ABT 95 Series A-3                                              5.54%* 01/15/99   20,000,000        20,000,000
   Aquarium Holdings KY***                                        5.60%* 01/07/99   12,000,000        12,000,000
   Bank One Corp.                                                 5.75%  05/17/99      500,000           500,060
   Bank One Wisconsin                                             5.74%  05/11/99    1,000,000         1,000,082
   Bear Stearns Corp.                                             5.24%* 01/05/99   20,000,000        20,000,000
   Boeing Capital Corp.                                           5.87%* 02/27/99    5,000,000         5,011,669
   Care Life Project***                                           5.30%* 01/07/99    1,225,000         1,225,000
   Caterpillar Financial Services Corp.                           6.07%  02/09/99    2,135,000         2,135,556
   Caterpillar, Inc.                                              6.80%  08/24/99      500,000           503,499
   Chase Manhattan Bank                                           8.50%  02/15/99    8,300,000         8,326,515
   Chase Manhattan Bank                                          10.00%  06/15/99    3,750,000         3,819,869
   Chrysler Financial Corp.                                       6.37%  06/21/99    2,700,000         2,708,468
   Clark Grave Vault Co.***                                       5.60%* 01/07/99    2,700,000         2,700,000
   Comerica                                                       9.75%  05/01/99    5,000,000         5,061,659
   Consolidated Edison***                                         5.44%* 01/04/99    8,250,000         8,251,244
   Coughlin Family Properties, Inc.***                            5.60%* 01/07/99    4,220,000         4,220,000
   D.E.D.E. Realty***                                             5.60%* 01/07/99    3,850,000         3,850,000
   Danis Construction Co.***                                      5.60%* 01/07/99      900,000           900,000
   Doren, Inc.***                                                 5.30%* 01/07/99      500,000           500,000
   Eaton Corp.                                                    6.38%  04/01/99    1,742,000         1,745,032
   Espanola/Nambe***                                              5.30%* 01/07/99    2,115,000         2,115,000
   First USA/Bank One                                             5.75%  01/15/99    1,000,000           999,996
   First USA/Bank One                                             5.42%  01/15/99    5,000,000         5,000,313
   Ford Motor Credit Co.                                          5.63%  01/15/99    1,100,000         1,099,938
   General America Life Insurance****                             5.35%* 03/21/99   10,000,000        10,000,000
   General Motors Acceptance Corp.                                7.75%  01/15/99      100,000           100,068
   General Motors Acceptance Corp.                                6.55%  06/04/99    2,400,000         2,408,192
   General Motors Acceptance Corp.                                8.63%  06/15/99    5,420,000         5,489,411
   Hancor, Inc.***                                                5.30%* 01/07/99      600,000           600,000
   Household Finance                                              7.13%  04/30/99   10,000,000        10,044,817
   Isaac Tire, Inc.***                                            5.60%* 01/07/99    1,000,000         1,000,000
   J.C. Penney Co., Inc.                                          6.88%  06/15/99    1,000,000         1,004,847
   John Deere                                                     6.43%  08/09/99   10,000,000        10,044,974
   Key Corp.                                                      6.63%  06/01/99   20,000,000        20,103,102
   Merrill Lynch                                                  7.75%  03/01/99    1,650,000         1,655,294





                                                                COUPON/                FACE
                                                                YIELD    MATURITY     AMOUNT        AMORTIZED COST
                                                                -----    --------     ------        --------------

   Merrill Lynch                                                  6.38%  03/30/99      500,000           501,270
   Merrill Lynch                                                  5.49%* 02/25/99   10,280,000        10,292,233
   Morgan Stanley                                                 5.63%  03/01/99    4,850,000         4,849,711
   Mubea, Inc.***                                                 5.30%* 01/07/99    5,400,000         5,400,000
   Mubea, Inc.***                                                 5.30%* 01/07/99    3,750,000         3,750,000
   National City Bank                                             6.00%  03/23/99   14,200,000        14,211,842
   NationsBank Corp.                                              5.39%* 03/17/99    3,000,000         3,003,134
   NationsBank Corp.                                              8.50%  03/01/99    1,095,000         1,099,645
   O.K.I. Supply Co.***                                           5.60%* 01/07/99    2,150,000         2,150,000
   Osco Industries, Inc.***                                       5.30%* 01/07/99    2,700,000         2,700,000
   Presrite Corp.***                                              5.30%* 01/07/99    1,870,000         1,870,000
   Pro Tire, Inc.***                                              5.60%* 01/07/99    1,200,000         1,200,000
   R.I. Lampus Co.***                                             5.30%* 01/07/99    2,275,000         2,275,000
   RSD Technology***                                              5.30%* 01/07/99    4,305,000         4,305,000
   Seariver Maritime, Inc.                                        5.20%* 01/04/99    6,400,000         6,400,000
   Surgery Financing Co.***                                       5.30%* 01/07/99    6,585,000         6,585,000
   Signa Finance                                                  5.71%  03/02/99    3,000,000         3,000,660
   Signature Brands (called 8/15/99)                             13.00%  08/15/02   18,500,000        20,767,190
   SunAmerica, Inc.                                               9.00%  01/15/99    2,500,000         2,502,839
   Transamerica Finance                                           6.80%  03/15/99    6,435,000         6,452,728
   Travelers                                                      5.50%  01/15/99      500,000           500,002
   Triangle Funding                                               5.32%* 03/29/99    7,500,000         7,500,000
   Westpac Banking Corp.                                          5.67%  01/07/99   10,000,000         9,999,787
   White Castle Project***                                        5.30%* 01/07/99    9,000,000         9,000,000
   World Trade Finance                                            5.48%* 03/01/99   20,000,000        20,000,000

----------------------------------------------------------------------------------------------------------------
   TOTAL CORPORATE OBLIGATIONS
   (Cost$326,440,646 )                                                                               326,440,646
----------------------------------------------------------------------------------------------------------------

U.S. GOVERNMENT AGENCY OBLIGATIONS - 0.5%

   Student Loan Marketing Assoc.                                  4.89%  08/03/99    4,350,000         4,350,856

----------------------------------------------------------------------------------------------------------------
   TOTAL U.S. GOVERNMENT AGENCY OBLIGATIONS
   (Cost  $4,350,856 )                                                                                 4,350,856
----------------------------------------------------------------------------------------------------------------

U.S. TREASURY OBLIGATIONS - 0.0%

** U.S. Treasury Bill                                             5.02%  01/07/99       63,100            63,048

----------------------------------------------------------------------------------------------------------------
   TOTAL U.S. TREASURY OBLIGATIONS
   (Cost     $63,048 )                                                                                    63,048
----------------------------------------------------------------------------------------------------------------





                                                                COUPON/                FACE
                                                                YIELD    MATURITY     AMOUNT        AMORTIZED COST
                                                                -----    --------     ------        --------------

REPURCHASE AGREEMENTS - 2.2%

   Prudential Securities, 5.10%, 01/04/99,
   (Collateralized by $16,750,00001/04/99
   FNMA Remic Series Pool #93020J, 7.00%, 03/25/23,
   market value - $17,357,188)                                   5.10%  01/04/99    17,022,000        17,022,000

----------------------------------------------------------------------------------------------------------------
   TOTAL REPURCHASE AGREEMENTS
   (Cost $17,022,000 )                                                                                17,022,000
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
TOTAL INVESTMENTS - 100.0%
(Cost$794,600,910 )(a)                                                                              $794,600,910
----------------------------------------------------------------------------------------------------------------

   TRUSTEE DEFERRED COMPENSATION*****                                                    SHARES            VALUE
             Flex-funds Highlands Growth Fund                                              260             5,573
             Flex-funds Muirfield Fund                                                     351             2,429
             Flex-funds Total Return Utilities Fund                                         56             1,074
             Flex Partners International Equity Fund                                       167             2,429

----------------------------------------------------------------------------------------------------------------
        TOTAL TRUSTEE DEFERRED COMPENSATION
        (Cost  $10,454 )                                                                                 $11,505
----------------------------------------------------------------------------------------------------------------


(a)Cost for federal income tax and financial reporting purposes are the same.

FNMA   Federal National Mortgage Association

Remic  Real Estate Mortgage Investment Conduit

* Variable rate security. Interest rate is as of December 31, 1998. Maturity date reflects the next rate change date.

**   Pledged as collateral on Letter of Credit.

***Security is restricted as to resale to institutional investors, but has been deemed liquid in accordance with guidelines approved by the Board of Trustees.

****Illiquid security. The sale or disposition of such security would not be possible in the ordinary course of business within seven days at which the Fund has valued the security.

*****Assets of affiliates to the Money Market Portfolio held for the benefit of the Portfolio's Trustees in connection with the Trustee Deferred Compensation Plan.

See accompanying notes to financial statements.

                      STATEMENTS OF ASSETS AND LIABILITIES
                               DECEMBER 31, 1998


                                                    MUTUAL        GROWTH       UTILITIES                     MONEY
                                                     FUND          STOCK         STOCK         BOND         MARKET
                                                   PORTFOLIO     PORTFOLIO     PORTFOLIO     PORTFOLIO     PORTFOLIO
Assets:
  Investments, at market value*                  $139,285,546   $48,940,754   $12,887,315   $10,883,546  $777,578,910
  Repurchase agreements, at cost*                      91,000     2,509,000       325,000        53,000    17,022,000
  Trustee deferred compensation investments, at        27,767         9,397         4,881         5,009        11,505
    market value
  Cash                                                  3,600         3,954         3,499         2,920        59,912
  Receivable for securities sold                   12,500,000           ---           ---           ---           ---
  Receivable for net variation margin on futures       16,350         5,300           ---           ---           ---
  Interest receivable                                   8,018           356            46        69,118     4,790,576
  Dividends receivable                                    ---        45,431        22,698           ---           ---
  Prepaid/Other assets                                 13,925         1,819         3,437           507         8,722

Total Assets                                      151,946,206    51,516,011    13,246,876    11,014,100   799,471,625


Liabilites:
  Payable for securities purchased                 11,000,000       262,923           ---           ---           ---
  Payable for Trustee Deferred Compensation Plan       27,767         9,397         4,881         5,009        11,505
  Payable to corresponding Fund                           ---           ---           ---           ---     1,055,191
  Payable to investment adviser                        92,531        43,454        10,658         3,202       107,200
  Accrued audit fees                                    6,136         5,775         6,356         5,518         9,231
  Accrued legal fees                                      919           458           915         1,630           660
  Accrued custodian fees                                3,293         5,131           799           625         6,635
  Accrued trustee fees                                  2,108           ---           ---           ---           ---
  Accrued fund accounting fees                          4,447         3,470         1,547         1,414        10,510
  Other accrued liabilities                             1,318        17,660         2,175         1,081         1,370

Total Liabilities                                  11,138,519       348,268        27,331        18,479     1,202,302


Net Assets                                       $140,807,687   $51,167,743   $13,219,545   $10,995,621  $798,269,323

Net Assets:
  Capital                                         117,592,789    40,504,295     9,826,161    11,051,482   798,269,323
  Net unrealized appreciation (depreciation)       23,214,898    10,663,448     3,393,384       (55,861)          ---
    from investments
  Net Assets                                     $140,807,687   $51,167,743   $13,219,545   $10,995,621  $798,269,323

  *Securities at cost                            $116,177,998   $40,791,606    $9,818,931   $10,992,407  $794,600,910


  See accompanying notes to financial statements

                            STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998


                                                    MUTUAL       GROWTH     UTILITIES                   MONEY
                                                     FUND        STOCK        STOCK         BOND        MARKET
                                                  PORTFOLIO    PORTFOLIO    PORTFOLIO    PORTFOLIO    PORTFOLIO
NET INVESTMENT INCOME
  Interest                                        $2,842,845     $351,842      $24,854     $704,138  $41,916,923
  Dividends                                          385,119      526,542      375,953          ---          ---

Total Investment Income                            3,227,964      878,384      400,807      704,138   41,916,923


Expenses:
  Investment advisory fees                         1,058,035      435,886      126,301       50,844    2,029,468
  Audit fees                                           9,823        9,599       10,135        8,937       15,235
  Custodian fees                                      13,496       27,603        3,257        3,678       49,680
  Trustees fees and expenses                          44,320       15,022        7,382        8,213       24,375
  Legal fees                                           1,576       10,572        1,066        1,807        5,664
  Amortization of organization cost                      224          ---        8,357          ---          ---
  Accounting fees                                     50,050       38,204       18,154       17,711      112,179
  Insurance                                            1,918          373           88          285        5,759
  Other expenses                                       7,553       10,278        9,568        1,465        9,492

Total Expenses                                     1,186,995      547,537      184,308       92,940    2,251,852

  Investment advisory fees waived                        ---       (4,431)         ---      (20,584)    (901,787)
  Directed brokerage payments received                   ---          ---       (2,246)         ---          ---

Total Net Expenses                                 1,186,995      543,106      182,062       72,356    1,350,065

NET INVESTMENT INCOME                              2,040,969      335,278      218,745      631,782   40,566,858

REALIZED AND UNREALIZED GAIN (LOSS)
  FROM INVESTMENTS:

  Net realized gain from futures contracts         3,842,750    1,087,862          ---       27,219          ---
  Net realized gain (loss) from investments        4,379,433    3,495,938     (364,390)   1,075,386          ---
  Net change in unrealized appreciation
    (depreciation) of investments                 23,909,375    4,790,713    1,126,399     (591,219)         ---

NET GAIN ON INVESTMENTS                           32,131,558    9,374,513      762,009      511,386          ---

NET INCREASE IN NET ASSETS
  RESULTING FROM OPERATIONS                      $34,172,527   $9,709,791     $980,754   $1,143,168  $40,566,858


  See accompanying notes to financial statements

                      STATEMENTS OF CHANGES IN NET ASSETS
                      FOR THE YEAR ENDED DECEMBER 31, 1998


                                                     MUTUAL         GROWTH       UTILITIES                       MONEY
                                                      FUND          STOCK          STOCK           BOND          MARKET
                                                   PORTFOLIO      PORTFOLIO      PORTFOLIO      PORTFOLIO      PORTFOLIO
INCREASE (DECREASE) IN NET ASSETS:

OPERATIONS:
  Net investment income                             $2,040,969       $335,278       $218,745       $631,782    $40,566,858
  Net realized gain (loss) from investments
    and futures contracts                            8,222,183      4,583,800       (364,390)     1,102,605            ---
  Net change in unrealized appreciation
    (depreciation) of investments                   23,909,375      4,790,713      1,126,399       (591,219)           ---
Net increase in net assets
  resulting from operations                         34,172,527      9,709,791        980,754      1,143,168     40,566,858

TRANSACTIONS OF INVESTORS' BENEFICIAL INTERESTS:
  Contributions                                     21,876,913     74,136,798      6,977,776      2,292,244  3,894,846,315
  Withdrawals                                      (59,774,446)   (66,072,809)    (5,408,703)    (9,348,465)(3,724,162,497)
Net increase (decrease) in net assets resulting
  from transactions of investors' beneficial
  interests                                        (37,897,533)     8,063,989      1,569,073     (7,056,221)   170,683,818

TOTAL INCREASE (DECREASE) IN NET ASSETS             (3,725,006)    17,773,780      2,549,827     (5,913,053)   211,250,676

NET ASSETS - Beginning of period                   144,532,693     33,393,963     10,669,718     16,908,674    587,018,647

NET ASSETS - End of period                        $140,807,687    $51,167,743    $13,219,545    $10,995,621   $798,269,323



                      STATEMENTS OF CHANGES IN NET ASSETS
                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                                    MUTUAL        GROWTH       UTILITIES                     MONEY
                                                     FUND          STOCK         STOCK         BOND          MARKET
                                                   PORTFOLIO     PORTFOLIO     PORTFOLIO     PORTFOLIO     PORTFOLIO
INCREASE (DECREASE) IN NET ASSETS:

OPERATIONS:
  Net investment income                            $2,965,765      $264,643      $158,538      $877,445    $28,315,164
  Net realized gain (loss) from investments
    and futures contracts                          22,734,137     5,302,202       769,055      (256,151)           ---
  Net change in unrealized appreciation
    (depreciation) of investments                  (1,244,081)    2,709,218     1,487,258       649,921            ---
Net increase in net assets
  resulting from operations                        24,455,821     8,276,063     2,414,851     1,271,215     28,315,164

TRANSACTIONS OF INVESTORS' BENEFICIAL INTERESTS:
  Contributions                                    27,375,051    40,513,401     2,517,724     4,973,499  3,784,994,914
  Withdrawals                                     (42,837,747)  (39,809,183)   (2,227,211)   (7,127,634)(3,579,221,656)
Net increase (decrease) in net assets resulting
  from transactions of investors' beneficial
  interests                                       (15,462,696)      704,218       290,513    (2,154,135)   205,773,258

TOTAL INCREASE (DECREASE) IN NET ASSETS             8,993,125     8,980,281     2,705,364      (882,920)   234,088,422

NET ASSETS - Beginning of period                  135,539,568    24,413,682     7,964,354    17,791,594    352,930,225

NET ASSETS - End of period                       $144,532,693   $33,393,963   $10,669,718   $16,908,674   $587,018,647

  See accompanying notes to financial statements

FINANCIAL HIGHLIGHTS

MUTUAL FUND PORTFOLIO

                                                                   Year Ended December 31,
                                                 1998           1997             1996         1995         1994

   Net Assets, End of Period ($000)            $140,808       $144,533         $135,540     $122,109      $83,185
   Ratio of Expenses to Average Net Assets        0.91%          0.89%            0.87%        0.95%        1.01%
   Ratio of Net Investment Income to
      Average Net Assets                          1.56%          2.08%            1.86%        1.26%        2.76%
   Portfolio Turnover Rate                      128.31%        395.42%          297.41%      186.13%      168.17%


GROWTH STOCK PORTFOLIO

                                                                    Year Ended December 31,
                                                 1998             1997             1996         1995         1994

   Net Assets, End of Period ($000)            $51,168          $33,394          $24,414      $24,537      $22,169
   Ratio of Expenses to Average Net Assets       1.25%            1.34%            1.24%        1.25%        1.23%
   Ratio of Net Investment Income to
      Average Net Assets                         0.77%            0.83%            2.33%        3.78%        2.35%
   Ratio of Expenses to Average Net Assets
      before waiver of fees                      1.26%            1.34%            1.24%        1.25%        1.23%
   Ratio of Net Investment Income to Average
      Net Assets before waiver of fees           0.76%            0.83%            2.33%        3.78%        2.35%
   Portfolio Turnover Rate                       79.98%          129.79%           81.66%      337.57%      102.76%


UTILITIES STOCK PORTFOLIO

                                                                                                             Period
                                                              Year Ended December 31,                   June 21, 1995* to
                                                      1998               1997                1996       December 31, 1995

   Net Assets, End of Period ($000)                 $13,220            $10,670              $7,964            $4,291
   Ratio of Expenses to Average Net Assets            1.44%              1.60%               1.61%             2.32%(1)
   Ratio of Net Investment Income to
      Average Net Assets                              1.73%              1.79%               2.24%             2.09%(1)
   Ratio of Expenses to Average Net Assets
      before directed brokerage payments              1.46%              1.65%               1.66%             2.40%(1)
   Ratio of Net Investment Income to Average Net
      Assets before directed brokerage payments       1.71%              1.74%               2.19%             2.01%(1)
   Portfolio Turnover Rate                           51.36%             41.22%              50.79%             5.06%

(1) Annualized
* Date of commencement of operations


See accompanying notes to financial statements

FINANCIAL HIGHLIGHTS

BOND PORTFOLIO

                                                                     Year Ended December 31,
                                                  1998          1997            1996         1995         1994

   Net Assets, End of Period ($000)             $10,996       $15,274         $17,792      $16,066      $13,008
   Ratio of Expenses to Average Net Assets        0.57%         0.57%           0.61%        0.57%        0.56%
   Ratio of Net Investment Income to
      Average Net Assets                          4.97%         5.27%           4.99%        5.82%        4.15%
   Ratio of Expenses to Average Net Assets,
      before waiver of fees                       0.73%         0.71%           0.68%        0.71%        0.70%
   Ratio of Net Investment Income to Average
   Net Assets, before waiver of fees              4.81%         5.13%           4.92%        5.68%        4.01%
   Portfolio Turnover Rate                      225.11%       375.64%         778.59%      232.34%      707.57%


MONEY MARKET PORTFOLIO

                                                                      Year Ended December 31,
                                                  1998            1997            1996         1995         1994

   Net Assets, End of Period ($000)            $798,269        $587,019        $352,930     $256,126     $224,523
   Ratio of Expenses to Average Net Assets        0.18%           0.18%           0.19%        0.21%        0.19%
   Ratio of Net Investment Income to
      Average Net Assets                          5.39%           5.47%           5.34%        5.87%        4.28%
   Ratio of Expenses to Average Net Assets,
      before waiver of fees                       0.30%           0.31%           0.33%        0.37%        0.39%
   Ratio of Net Investment Income to Average
      Net Assets, before waiver of fees           5.27%           5.34%           5.20%        5.70%        4.08%


See accompanying notes to financial statements

MUTUAL STOCK PORTFOLIO, GROWTH STOCK PORTFOLIO,
UTILITIES STOCK PORTFOLIO, BOND PORTFOLIO,
MONEY MARKET PORTFOLIO

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1998

1.   ORGANIZATION

Each Fund of The Flex-funds Trust (the "Trust") invests all of its investable assets in a corresponding open-end management investment company (each a "Portfolio" and collectively the "Portfolios") having the same investment objective as the Fund. Each Portfolio is registered under the Investment Company Act of 1940, as amended (the "Act"), as a no-load, open-end management investment company which was organized as a trust under the laws of the State of New York. Each Declaration of Trust permits the Trustees, who are the same for each Portfolio, to issue beneficial interests in each Portfolio. Each Fund, each Portfolio into which the Fund invests and the percentage of each Portfolio owned by the respective Fund is as follows:

The investment objective of each Portfolio is as follows:

The Mutual Fund Portfolio seeks growth of capital through investment in the shares of other mutual funds.

The Growth Stock Portfolio seeks capital growth by investing in a diversified portfolio of domestic common stocks with greater than average growth characteristics selected primarily from the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500").

The Utilities Stock Portfolio seeks a high level of current income and growth of income by investing primarily in equity securities of domestic and foreign public utility companies; however, it will not invest in electric utilities whose generation of power is derived from nuclear reactors. The Portfolio also seeks capital appreciation, but only when consistent with its primary investment objective.

The Bond Portfolio seeks to maximize current income through investment in securities, which are issued or guaranteed as to payment of principal and interest, by the U.S. government or any of its agencies or instrumentalities.

The Money Market Portfolio seeks current income and stable net asset values through investment in a portfolio of money market instruments.

The financial statements of the Funds are included elsewhere in this report.

2.   SIGNIFICANT ACCOUNTING POLICES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investments

Securities which are traded on stock exchanges are valued at the last sales price as of the close of business of the New York Stock Exchange on the day of valuation or, lacking any sales, at the closing bid prices. Securities traded over-the-counter are valued at the most recent bid price or yield equivalent as obtained from one or more dealers that make markets in such securities. Mutual funds are valued at the daily redemption value as reported by the underlying fund. The Bond Portfolio values the securities held at 3:00 pm eastern time. The Portfolios obtain prices from independent pricing services which use valuation techniques approved by the Board of Trustees.

Money market securities held in the Money Market Portfolio are valued at amortized cost, which approximates market value. Money market securities held in the four remaining Portfolios maturing more than sixty days after the valuation date are valued at the last sales price as of the close of business on the day of valuation, or, lacking any sales, at the most recent bid price or yield equivalent as obtained from dealers that make markets in such securities. When such securities are valued within sixty days or less to maturity, the difference between the valuation existing on the sixty-first day before maturity and maturity value is amortized on a straight-line basis to maturity. Securities maturing within sixty days from their date of acquisition are valued at amortized cost.

Repurchase Agreements

Each Portfolio may engage in repurchase agreement transactions whereby the Portfolio takes possession of an underlying debt instrument subject to an obligation of the seller to repurchase the instrument from the Portfolio and an obligation of the Portfolio to resell the instrument at an agreed upon price and term. At all times, the Portfolio maintains the value of collateral, including accrued interest, at least 100% of the amount of the repurchase agreement, plus accrued interest. If the seller defaults or the fair value of the collateral declines, realization of the collateral by the Portfolios may be delayed or limited.

Deferred Trustee Compensation

Under a Deferred Compensation Plan (the "Plan") non-interested Trustees may elect to defer receipt of a portion of their annual compensation. Under the Plan, deferred amounts are invested in the shares of the Flex-funds and Flex-Partners Funds. Deferred amounts remain in the Portfolios until distributed in accordance with the Plan.

Futures & Options

Each Portfolio, except the Money Market Portfolio, may engage in transactions in financial futures contracts and options contracts in order to manage the risk of unanticipated changes in market values of securities held in the portfolio, or which it intends to purchase. Such transactions may be considered trading activity under generally accepted accounting principles. The expectation is that any gain or loss on such transactions will be substantially offset by any gain or loss on the securities in the underlying portfolio or on those which are being considered for purchase.

To the extent that the Portfolio enters into futures contracts on an index or group of securities the Portfolio exposes itself to an indeterminate liability and will be required to pay or receive a sum of money measured by the change in the market value of the index. Upon entering into a futures contract the Portfolio is required to deposit an initial margin, which is either cash or securities in an amount equal to a certain percentage of the contract value. Subsequently, the variation margin, which is equal to changes in the daily settlement price or last sale price on the exchanges where they trade, is received or paid. The Portfolios record realized gains or losses for the daily variation margin when they are recorded as a gains or losses from futures contracts.

Call and put option contracts involve the payment of a premium for the right to purchase or sell an individual security or index aggregate at a specified price until the expiration of the contract. Such transactions expose the Portfolio to the loss of the premium paid if the Portfolio does not sell or exercise the contract prior to the expiration date. In the case of a call option, sufficient cash or money market instruments will be segregated to complete the purchase. Options are valued on the basis of the daily settlement price or last sale on the exchanges where they trade and the changes in value are recorded as an unrealized appreciation or depreciation until closed, exercised or expired.

The Portfolios may write covered call or put options for which premiums received are recorded in as liabilities and are subsequently adjusted to current market value of the options written. When written options are closed or exercised, premiums received are offset against the proceeds paid, and the Portfolio records realized gains or losses for the difference. When written options expire, the liability is eliminated, and the Portfolio records realized gains for the entire amount of premiums received.

During the year ended December 31, 1998 the Portfolios had the following activity in futures contracts and written option contracts:

Long futures contracts               Number of contracts      Notional amount
----------------------               -------------------      ---------------
Mutual Fund Portfolio:
Outstanding, beginning of year               110               $25,064,900
Contracts opened                           1,282               132,898,050
Contracts closed                          (1,372)             (151,688,950)
Outstanding, end of period                    20                 6,274,000


Growth Stock Portfolio:
Outstanding, beginning of year                 7                $1,711,037
Contracts opened                             321                82,010,900
Contracts closed                            (321)              (81,666,062)
Outstanding, end of period                     7                 2,055,875

Bond Portfolio:
Outstanding, beginning of year                 0                        $0
Contracts opened                              90                10,320,938
Contracts closed                             (90)              (10,320,938)
Outstanding, end of period                     0                         0


Letter of Credit

Each Portfolio has pledged as collateral a U.S. Government Security, cash or other high-grade debt security solely for the benefit of ICI Mutual Insurance Co. for the Portfolios' fidelity bond coverage.

Income Taxes

The Prtfolios will be treated as a partnership for Federal income tax purposes. As such, each investor in the Portfolios will be subject to taxation on its share of the Portfolios' ordinary income and capital gains. It is each Portfolio's policy to comply with the requirements of the Internal Revenue Code applicable to it. Therefore, no Federal income tax provision is required.

Organizational Costs

The costs related to the organization of each Portfolio have been deferred and are being amortized by the Portfolio on a straight-line basis over a five-year period. Such costs for Mutual Fund Portfolio, Growth Stock Portfolio, Utility Stock Portfolio, Bond Portfolio and Money Market Portfolio have been fully amortized.

Securities Transactions

The Portfolios record security transactions on the trade date. Gains and losses realized from the sale of securities are determined on the specific identification basis. Dividend income is recognized on the ex-dividend date, and interest income (including amortization of premium and accretion of discount) is recognized as earned.

3.   AGREEMENTS AND TRANSACTIONS WITH AFFILIATES

R. Meeder & Associates (RMA), a wholly-owned subsidiary of Muirfield Investors, Inc. (MII), provides each Portfolio with investment management, research, statistical and advisory services. Under separate Investment Subadvisory Agreements with RMA, Sector Capital Management, Inc. and Miller/Howard Investments, Inc. serve as subadvisor of the Growth Stock Portfolio and the Utilities Stock Portfolio, respectively. Sub-subadvisers, selected by Sector Capital Management, Inc., subject to the review and approval of the Trustees of the Growth Stock Portfolio, are responsible for the selection of individual portfolio securities for the assets of the Portfolio assigned to them by Sector Capital Management, Inc.

For such services the Portfolios pay monthly a fee at the following annual rates: Mutual Fund Portfolio, Growth Stock Portfolio, and Utilities Stock Portfolio, 1.00% of average daily net assets up to $50 million, 0.75% of average daily net assets exceeding $50 million up to $100 million and 0.60% of average daily net assets exceeding $100 million; Bond Portfolio, 0.40% of average daily net assets up to $100 million and 0.20% of average daily net assets exceeding $100 million; Money Market Portfolio, 0.40% of average daily net assets up to $100 million and 0.25% of average daily net assets exceeding $100 million. During the year ended December 31, 1998, RMA voluntarily waived a portion of its investment advisory fees in the Money Market and Bond Portfolios.

Mutual Funds Service Co. ("MFSCo"), a wholly-owned subsidiary of MII, serves as accounting services agent for each Portfolio. In compensation for such services, each Portfolio pays MFSCo an annual fee equal to the greater of: a) 0.15% of the first $10 million of average daily net assets, 0.10% of the next $20 million of average daily net assets, 0.02% of the next $50 million of average daily net assets, and 0.01% in excess of $80 million of average daily net assets, or b) $7,500 for each Portfolio, except $30,000 for the Money Market Portfolio.

Certain officers and trustees of the Portfolios are also officers or directors of MII, RMA and MFSCo.

4.   SECURITIES TRANSACTIONS

For the year ended December 31, 1998, the cost of purchases and proceeds from sales or maturities of long-term investments for the Portfolios were as follows:

Portfolio                         Purchases             Sales
---------                         ---------             -----
Mutual Fund Portfolio            $199,485,528        $145,269,691
Growth Stock Portfolio             37,169,893          29,958,979
Utilities Stock Portfolio           7,985,042           6,219,080
Bond Portfolio                     23,126,049          28,533,409

As of December 31, 1998, the aggregate cost basis of investments and unrealized appreciation (depreciation) for Federal income tax was as follows:

                                                                  Net unrealized
                       Cost basis of   Unrealized    Unrealized    appreciation
Portfolio               investments   appreciation  depreciation  (depreciation)
---------               -----------   ------------  ------------  --------------
Mutual Fund Portfolio   $116,197,093   $23,275,127     ($79,324)    $23,195,803
Growth Stock Portfolio    40,817,038    11,886,639   (1,248,623)     10,638,016
Utilities Stock Portfolio  9,818,931     3,663,864     (270,480)      3,393,384
Bond Portfolio            10,996,767             0      (60,221)        (60,221)
Money Market Portfolio   794,600,910           ---          ---             ---

INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Trustees of the Mutual Fund Portfolio, Growth Stock Portfolio, Utilities Stock Portfolio, Bond Portfolio and Money Market Portfolio:

We have audited the accompanying statements of assets and liabilities of the Mutual Fund Portfolio, Growth Stock Portfolio, Utilities Stock Portfolio, Bond Portfolio and Money Market Portfolio (Portfolios), including the portfolios of investments, as of December 31, 1998, and the related statements of operations, statements of changes in net assets and the financial highlights for each of the periods indicated herein. These financial statements and the financial highlights are the responsibility of the Portfolios' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included verification of securities owned as of December 31, 1998, by confirmation with the custodian and brokers and other appropriate audit procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Mutual Fund Portfolio, Growth Stock Portfolio, Utilities Stock Portfolio, Bond Portfolio and Money Market Portfolio at December 31, 1998, the results of their operations, the changes in their net assets and the financial highlights for each of the periods indicated herein, in conformity with generally accepted accounting principles.


                                                  KPMG LLP
                                                  Columbus, Ohio
                                                  February 19, 1999

                                     PART C

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS.

(A)  FINANCIAL STATEMENTS

     The following report and financial statement are included in Part B:
     Portfolio of Investments - December 31, 1998; Statements of Assets and Liabilities - December 31, 1998; Statements of Operations - for the year ended December 31, 1998; Statements of Changes in Net Assets for the periods ended December 31, 1998 and 1997; Financial Highlights for the periods indicated therein; Notes to Financial Statements; Independent Auditors' Report dated February 19, 1999.

(B)  EXHIBITS

     *1.  Declaration of Trust of the Registrant.

     *2.  By-Laws of the Registrant.

     *5. Form of Investment Advisory Agreement between the Registrant and R. Meeder & Associates, Inc.

     *6. Form of Exclusive Placement Agent Agreement between the Registrant and Signature Broker-Dealer Services, Inc.

     **8. Form of Custody Agreement between the Registrant and Star Bank, N.A.,
          Cincinnati.

     **9. (a) Form of Administration Agreement between the Registrant and Mutual
          Funds Service Co. (MFSCo)

          (b) Form of Accounting Services Agreement between the Registrant and MFSCo.

     11. Consent of KPMG LLP, Independent Certified Public Accountants, filed herewith.

     **13. Investment representation letters of initial investors.

-------------------

     *Filed April 30, 1992 and incorporated herein by reference.
     **Filed June 8, 1992 and incorporated herein by reference.

ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

     Not  applicable.

ITEM 26.  NUMBER OF HOLDERS OF SECURITIES.

            (1)                                     (2)
       TITLE OF CLASS                       NUMBER OF RECORD HOLDERS
       Beneficial Interests                 2 (as of December 31, 1998)

ITEM 27.  INDEMNIFICATION.

     Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as Exhibit 1 to Registrant's initial Registration Statement on April 30, 1992.

     The Trustees and officers of the Registrant are insured under an errors and omissions liability insurance policy and under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940 (the "1940 Act").

ITEM 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

     Not applicable.

ITEM 29.  PRINCIPAL UNDERWRITERS.

     Not applicable.

ITEM 30.  LOCATION OF ACCOUNTS AND RECORDS.

     The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

NAME                                                 ADDRESS

R. Meeder & Associates, Inc.                         6000 Memorial Drive
  (investment adviser)                               Dublin, OH  43017

Mutual Funds Service Co.                             6000 Memorial Drive
   (transfer and accounting services                 Dublin, OH  43017
    agent)

Firstar, N.A., Cincinnati                            425 Walnut Street
  (custodian)                                        Cincinnati, OH  45202

ITEM 31.  MANAGEMENT SERVICES.

     Not applicable.

ITEM 32.  UNDERTAKINGS.

     Not applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin and State of Ohio on the 30th day of April, 1999.

                                          BOND PORTFOLIO



                                          By /S/ WESLEY F. HOAG
                                          -----------------------------
                                              Wesley F. Hoag
                                              Vice President